UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X

Filed by a Party other than the Registrant ☐

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X	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Guaranty Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1331 Seventeenth Street, Suite 200
Denver, Colorado  80202

_________________________

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2018

_________________________

The 2018 Annual Meeting of Stockholders of Guaranty Bancorp (the “Company”) will be held on Tuesday, May 8, 2018, at 8:00 a.m., Mountain Daylight Time, at the Ritz Carlton Hotel, 1881 Curtis Street, Denver, Colorado 80202, for the following purposes:

1.To elect nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1).

2.To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2).

3.To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 2018 as the record date for determining which stockholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments thereof.

You are cordially invited to attend the 2018 Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ Christopher G. Treece
Christopher G. Treece, Secretary

Denver, Colorado
March 23, 2018

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

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iii

_________________________

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2018

_________________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Guaranty Bancorp, a Delaware corporation (the “Company,” “we” or “our”), to be used at our 2018 Annual Meeting of Stockholders (the “Meeting”) and at any postponements or adjournments thereof. The Meeting is scheduled to be held as follows:

Date:	Tuesday, May 8, 2018
Time:	8:00 a.m., Mountain Daylight Time
Place:	Ritz Carlton Hotel Monarch Room 1881 Curtis Street Denver, Colorado 80202

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 23, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, May 8, 2018, at 8:00 a.m., Mountain Daylight Time:

The Notice of Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are also available at http://materials.proxyvote.com/40075T.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.    What is being voted on at the Meeting?

The matters to be considered and voted upon at the Meeting are as follows:

A.    Election of Directors. To elect nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1).

B.    Ratification of Independent Registered Public Accounting Firm. To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2).

C.    Other Business. To consider and act upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

2.    What is included in these proxy materials?

These proxy materials include the Notice of 2018 Annual Meeting of Stockholders (the “Notice”), this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If you requested printed versions by mail, these proxy materials also include the proxy card for the Meeting.

3.    Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet. Stockholders may follow the instructions in the Notice to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings, and reduce our cost associated with the printing and mailing of materials. Our proxy materials are also available at www.gbnk.com. This website address is included for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

4.    Who is entitled to vote at the Meeting? How many votes am I entitled to?

Only holders of record of our voting common stock, par value $0.001 per share, as of March 16, 2018 (the “Record Date”) may vote at the Meeting. As of the Record Date, there were 29,299,434 shares of our voting common stock outstanding, including 448,287 unvested shares of restricted stock, held by approximately 240 stockholders of record.

Holders of our voting common stock are entitled to cast one vote for each share of voting common stock held by them as of the Record Date on any matter submitted to the stockholders for a vote. For the election of directors (Proposal 1), each share of voting common stock is entitled to cast one vote on each of the nine director nominees.

5.    How does the Board of Directors recommend I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the director nominees (Proposal 1) and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2, and together, the “Proposals”).

6.    What is the difference between a holder of record and a beneficial owner of shares held in street name?

Holder of Record.  If your shares of voting common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received the Notice from the Company.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received the Notice from that organization.

7.    How many shares must be represented at the Meeting to constitute a “quorum”?

A quorum is required for the Meeting to be held. The holders of a majority of the shares of voting common stock outstanding as of the Record Date, either present in person or by proxy, will constitute a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes FOR, AGAINST or ABSTAINED, if you either (i) are present and vote in person at the Meeting or (ii) have submitted a proxy on the

Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail. Broker non-votes (see #9, #10 and #11 below) will also be treated as present for purposes of determining a quorum for the Meeting.

8.    What is the vote necessary to approve each of the matters being considered at the Meeting?

Proposal 1 (election of directors).  Each director nominee must receive a majority of votes cast by the holders of voting common stock to be elected — i.e., the number of votes cast “FOR” the director nominee must exceed the number of votes cast “AGAINST” that nominee. See “Majority Vote Standard for Election of Directors” under “Proposal 1: Election of Directors” in this Proxy Statement.

Proposal 2 (ratification of the appointment of Crowe Horwath LLP).  The proposal must receive a majority of votes cast by the holders of voting common stock — i.e., the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.

9.    What do I have to do to vote?

Holders of Record.  If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided in the Notice), by telephone (by calling the toll free number found in the Notice), or by mail (by filling out the proxy card and sending it back in the envelope provided).

 Street Name Holders.  If you hold your shares in “street name”, you should receive  the Notice from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain the Notice from them. You may vote in person at the Meeting, but you must obtain a legal proxy from the organization that holds your shares.

10.  Can I change or revoke my vote after I voted?

Holders of Record. If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

•	notifying our Secretary in writing that you wish to revoke your proxy at the following address:

Guaranty Bancorp
Attention:  Christopher G. Treece, Secretary
1331 Seventeenth Street, Suite 200
Denver, Colorado  80202

•	attending the Meeting and voting in person; or

•	submitting a later dated proxy card by following the instructions provided in the Notice or the proxy card.

Attending the Meeting by itself will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

Street Name Holders. If you hold your shares in “street name”, please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

11.  What happens if I do not give specific voting instructions?

Holders of Record.  If you are a holder of record and you either: (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

Street Name Holders.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

12.  Which Proposals are considered “routine” or “non-routine”?

A broker or other nominee may generally vote on routine matters, but cannot vote without instructions on non-routine matters (i.e., a broker non-vote).

The Company believes that Proposal 2 (the ratification of the appointment of Crowe Horwath LLP) will be considered routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore no broker non-votes are expected to exist in connection with Proposal 2.

The Company believes that Proposal 1 will be considered non-routine, and therefore there may be broker non-votes in connection with this Proposal.

13.  How are broker non-votes treated?

Broker non-votes are counted for purposes of determining whether a quorum is present, but are not considered as votes cast. For the purpose of determining whether the stockholders have elected each of the nominees for director (Proposal 1), broker non-votes will have no effect on the vote.

14.  How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present, but are not considered as votes cast. Shares not present at the Meeting and abstentions will have no effect on any proposal.

15.  How will voting on any other business be conducted?

We do not know of any other business to be considered at the Meeting. For holders of record, if any other business is presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in his or her discretion. If you hold your shares in “street name,” please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business. Any such matter must receive a majority of votes cast — i.e., the number of votes cast “FOR” the matter must exceed the number of votes cast “AGAINST” the matter (or any higher vote required by our Bylaws or the Delaware General Corporation Law) — in order to be approved.

16.  Who pays the cost of soliciting proxies on behalf of the Company?

The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting. In addition to the solicitation of proxies by mail, some of the directors, officers and employees of the Company or its subsidiaries, including Guaranty Bank and Trust Company (the “Bank”) may solicit proxies telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

17.  Can I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in “street name” and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of voting common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting. Each stockholder who attends may be asked to present valid picture identification such as a driver’s license or passport. Please note that the use of cell phones, recording and photographic equipment, tablet computers and laptop computers is prohibited in the meeting room at the Meeting.

To obtain directions to attend the Meeting, please call 303-293-5500 or contact our Investor Relations at investor.relations@gbnk.com.

18.  How do I get more information about the Company?

With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which includes our consolidated financial statements. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the “SEC”), but does not include all of the actual exhibits. If you wish to receive our Annual Report or copies of the exhibits or other information about the Company, please write to:

Guaranty Bancorp

Attention:  Investor Relations

1331 Seventeenth Street, Suite 200

Denver, Colorado  80202

You may also send your request by e-mail to investor.relations@gbnk.com.

We also maintain a website at www.gbnk.com where you may view, print and download our public filings made with the SEC, as well as other information about the Company. In addition, the SEC maintains a website at www.sec.gov that contains our public filings. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are also available at http://materials.proxyvote.com/40075T.

“HOUSEHOLDING” OF PROXY MATERIALS

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless it has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards. If you reside at an address that received only one copy of our proxy materials as a result of householding, we will deliver additional copies upon request (by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-675-1194). If you object to householding and wish to receive separate copies of documents in the future, or if you received multiple copies of your proxy materials at a single address and would like to request delivery of a single copy in the future:

Holders of Record.  If you are a holder of record, you may contact us by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-675-1194.

Street Name Holders. If your shares are held in “street name,” you should contact the brokerage firm, bank, broker-dealer or other nominee that holds the shares.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

The following table sets forth information as of March 16, 2018 regarding the beneficial owners of more than 5% of the outstanding shares of voting common stock, which is the only class of voting securities outstanding. To the Company’s knowledge, there are no beneficial owners of more than 5% of the outstanding shares of voting common stock as of March 16, 2018 other than those set forth below. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of voting common stock that such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Voting Common Stock		Percent of Class(1)

Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	2,061,519	(2)	7.0%

John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,587,071	(3)	5.4%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,498,236	(4)	5.1%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,020,366	(5)	6.9%

_________________________

(1)	Based on 29,299,600 shares of voting common stock issued and outstanding as of March 16, 2018, including 448,287 unvested shares of restricted stock.
(2)

The following information is based on Amendment No. 11 to Schedule 13G filed on February 3, 2017 by Franklin Mutual Advisers, LLC. The shares reported above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”). Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients. FMA disclaims any pecuniary interest or beneficial ownership in any of the shares reported above.

(3)

Includes 76,142 shares held by the Eggemeyer Family Trust, 1,448,849 shares held by Castle Creek Capital Partners IV, LP (“CC Fund IV”), 9,856 shares (including 1,174 shares of restricted stock subject to time-based vesting conditions) held by Castle Creek Advisors IV LLC and 48,000 shares held by Mr. Eggemeyer through his IRA. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the trust. Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Eggemeyer is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(4)	Based on Schedule 13G filed on February 1, 2018 by BlackRock, Inc.
(5)	Based on Schedule 13G filed on February 14, 2018 by T. Rowe Price Associates, Inc.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of the single outstanding class of the Company’s equity securities (i.e., the voting common stock) as of March 16, 2018 by each of the Company’s directors, director nominees and Named Executive Officers (as hereinafter defined) and the Company’s directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each stockholder is the same as the address of the Company.

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership of Voting Common Stock		Percent of Class (1)

Directors
Suzanne R. Brennan Current Director and Director Nominee	2,174	(2)	*
Edward B. Cordes Current Director and Director Nominee	41,519	(3)	*
John M. Eggemeyer Current Director and Director Nominee	1,587,071	(4)	5.4%
Keith R. Finger Current Director and Director Nominee	85,096	(5)	*
Stephen D. Joyce Current Director and Director Nominee	62,988	(6)	*
Gail H. Klapper Current Director and Director Nominee	24,694	(7)	*
Stephen G. McConahey Current Director and Director Nominee	16,856	(8)	*
Albert C. Yates Current Director	32,291	(9)	*
W. Kirk Wycoff
Current Director and Director Nominee	1,396,044	(10)	4.8%

Named Executive Officers
Paul W. Taylor President and Chief Executive Officer, Current Director and Director Nominee	152,573	(11)	* %
Michael B. Hobbs President, Guaranty Bank and Trust Company	72,135	(12)	*
Cathy P. Goss Executive Vice President and Chief Credit Officer	92,402	(13)	*
Christopher G. Treece Executive Vice President, Chief Financial Officer and Secretary	64,662	(14)	*
Anthony L. Pizzichini Executive Vice President, Regional President, Guaranty Bank and Trust Company	39,563	(15)	*
All Current Directors, Nominees and Executive Officers as a group (21 persons)	3,889,177		13.3%

_________________________

*            Represents less than 1.0% of the outstanding shares of the Company’s voting common stock.

(1)	Based on 29,299,600 shares of voting common stock of the Company issued and outstanding as of March 16, 2018, including 448,287 unvested shares of restricted stock.
(2)	Includes 1,000 shares held by the 2011 Brennan Family Trust and 1,174 shares of restricted stock subject to time-based vesting conditions.
(3)	Includes 1,696 shares of restricted stock subject to time-based vesting conditions and 25,000 shares held by Mr. Cordes through his IRA.
(4)

Includes 76,142 shares held by the Eggemeyer Family Trust, 1,448,849 shares held by Castle Creek Capital Partners IV, LP (“CC Fund IV”), 9,856 shares (including 1,174 shares of restricted stock subject to time-based vesting conditions) held by Castle Creek Advisors IV LLC and 48,000 shares held by Mr. Eggemeyer through his IRA. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the trust. Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Eggemeyer is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(5)	Includes 1,174 shares of restricted stock subject to time-based vesting conditions, and 75,240 shares held by KRF Investments, LLC, which is solely owned by Mr. Finger.
(6)	Includes 1,174 shares of restricted stock subject to time-based vesting conditions.
(7)	Includes 1,174 shares of restricted stock subject to time-based vesting conditions and 3,080 shares held by Ms. Klapper through her IRA.
(8)	Includes 1,174 shares of restricted stock subject to time-based vesting conditions.
(9)	Includes 1,174 shares of restricted stock subject to time-based vesting conditions.
(10)

Based on 1,186,758 shares held by Patriot Financial Partners, L.P., 205,009 shares held by Patriot Financial Partners Parallel, L.P. and 4,277 shares held by Patriot Financial Manager L.P (including 1,174 shares of restricted stock subject to time-based vesting conditions). The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Patriot Funds”), Patriot Financial Partners, GP, L.P., the general partner of the Patriot Funds (“Patriot GP”), Patriot Financial Manager, L.P., which provides advisory services to certain members of the Patriot Financial Group, Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”) and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(11)	Includes 55,610 shares of restricted stock subject to performance-based vesting conditions and 22,416 shares of restricted stock subject to time-based vesting conditions.
(12)

Includes 12,245 shares of restricted stock subject to performance-based vesting conditions, 27.349 shares of restricted stock subject to time-based vesting conditions and 3,356 shares held by Mr. Hobbs through his IRA.

(13)	Includes 23,018 shares of restricted stock subject to performance-based vesting conditions and 9,724 shares of restricted stock subject to time-based vesting conditions.
(14)	Includes 24,660 shares of restricted stock subject to performance-based vesting conditions and 10,224 shares of restricted stock subject to time-based vesting conditions.
(15)	Includes 13,352 shares of restricted stock subject to performance-based vesting conditions and 6,568 shares of restricted stock subject to time-based vesting conditions.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board.  The Bylaws of the Company provide that the authorized number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at ten and ten directors currently serve on the Board. Dr. Yates will not be standing for re-election at the Meeting and, as a result, the Board has adopted a resolution approving a decrease in the size of the Board to nine directors, effective as of the end of Dr. Yates’ term; i.e., as of the Meeting.

Majority Vote Standard for Election of Directors. The Company’s Bylaws require that each director be elected by a majority of the votes cast with respect to such director in uncontested elections — i.e., the number of votes cast “FOR” the director nominee must exceed the number of votes cast “AGAINST” that nominee. In a contested election, the standard for election of directors would be a plurality of the votes cast. Dr. Yates will not be standing for re-election at the Meeting, and because the Board has adopted a resolution approving a decrease in the size of the Board to nine directors, effective as of the end of Dr. Yates’ term,  this year’s election was determined to be an uncontested election and the majority vote standard will apply. If a nominee who is serving as a director were not to be elected at the Meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director”. However, under our Corporate Governance Guidelines, each director annually submits an irrevocable resignation that is effective if the director fails to be elected through a majority vote and the Board accepts the resignation. In that situation, the CNG Committee would make a recommendation to the Board about whether to reject or accept the resignation, or whether to take other action. The Board would accept the resignation unless it determined that acceptance would not be in the best interests of the Company and its stockholders. The Board will take action within 90 days from the date the election results are certified, unless such action would cause the Company to fail to comply with any requirement of the NASDAQ Global Select Market (“Nasdaq”) or any rule or regulation promulgated under the Exchange Act, in which case the Company will take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly, publicly disclose its decision and the rationale behind it. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Meeting, Delaware law provides that the nominee does not serve on the Board.

Nominees and Qualifications. The nine persons named in the following table have been recommended by the CNG Committee, and approved by the Board of Directors, as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are elected and qualified. Each nominee currently serves as a director of the Company. The biography of each nominee below contains information regarding the nominee’s service as a director, principal occupation and business experience for the past five years, director positions held currently or at any time during the last five years with respect to publicly-held companies, and the specific experience, qualifications, attributes or skills that led the CNG Committee and the Board to the conclusion that the nominee should serve as a director. In addition to the information presented below, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, and, in the case of our nominees standing for re-election, a commitment of service to the Company and our Board.

With respect to the election, absent any specific instruction in the proxies solicited by the Board, the persons named as proxies plan to vote all proxies “FOR” the election of each of the Board’s nominees listed below, or as many thereof as possible if any persons are nominated other than by the Board of Directors. In the event that any of the Board’s nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as may be designated by the Board of Directors. Alternatively, the Board may reduce the size of the Board. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors if elected.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees listed below.

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director

Suzanne R. Brennan

Ms. Brennan joined the Board on January 1, 2017. She retired from the Chief Risk Officer position for Pacific Western Bank May 31, 2016, a position in which she had served since May 2014. Prior to this she held the title of Executive Vice President, Risk Management since 2011, another executive position with Pacific Western Bank. From 2005 to 2010 Ms. Brennan served as Executive Vice President, Operations and Systems, of the Company. Ms. Brennan is a senior executive with over 30 years of operations and systems experience in financial institutions. During her career, she has held management and executive level positions in several publicly held companies, including U. S. Bank (formerly First Bank System), Western Bancorp, the Company and Pacific Western Bank. As the Chief Risk Officer at Pacific Western Bank, she was responsible for implementing Dodd Frank Act requirements when the bank exceeded the $10 Billion threshold for significant risk related compliance. In most of these positions, Ms. Brennan was responsible for information technology functions including bank systems, desktop and network systems, electronic banking, as well as compliance and BSA. She has administered numerous aspects of information security including as a member or chair of IT Steering Committees at both the Company and Pacific Western Bank and the Incident Response Team at Pacific Western Bank. In addition she oversaw information and cyber security as Chair of Pacific Western Bank’s Enterprise Risk Management Steering Committee. Ms. Brennan has extensive experience in a variety of operations and technology areas in financial services as well as expertise in merger and acquisition activities, having been involved in or headed up over 75 systems conversions, project management, and integrations of acquisitions. She has served on two bank boards and brings extensive knowledge of risk management, corporate governance, internal audit, and compliance expertise to bear in her current and prior positions. Ms. Brennan has a Bachelor of Science in Business from the Carlson School of Management at the University of Minnesota and has taken a number of college level Management Information Systems classes throughout her career. Ms. Brennan’s extensive knowledge of and experience in financial institution operations and technology provides the Board with important insight and perspective.

		67	2017
Edward B. Cordes

Mr. Cordes has served as Chairman of the Board since 2011. Mr. Cordes is the Founder and Managing Director of Cordes & Company, a consulting firm specializing in insolvencies and economic valuations. Mr. Cordes is also the owner and President of Cordes & Company Financial Services, Inc., and several related companies which acquire and/or manage a variety of investments, including promissory notes, mineral properties, commercial real estate, land development and agricultural interests. He has been appointed as receiver or trustee in over 400 court actions. Mr. Cordes is also the Manager of Externa Funding, LLC which provides interim funding to Indenture Trustees and Court Appointed Receivers. Mr. Cordes also serves as a director of the Company's subsidiary, Guaranty Bank and Trust Company. During his career as a certified public accountant, Mr. Cordes has served in senior management positions with Ernst & Young and Cooperative Service Company. He holds a B.B.A. degree from Colorado State University and an M.A. Accountancy degree from the University of Nebraska. Mr. Cordes is a member of the Association of Insolvency Accountants and Turnaround Management Association. He is also active in the Denver community by continued support of various charitable organizations. He is past National Chairman of the National Association of Certified Valuation Analysts and past member of the Colorado State Fair Board and currently holds the office of Chairman of the Board of the FFA Foundation. Mr. Cordes brings extensive experience in accounting and workout situations to our Board, as well as leadership and risk assessment skills. In addition, his integral involvement in some of the communities that we serve provides the Board an important perspective.

		66	2004

John M. Eggemeyer

Mr. Eggemeyer served as the Company’s Chairman of the Board from 2004 to 2010. From 2004 to 2006, Mr. Eggemeyer also served as Chief Executive Officer of the Company. He is the founder and chief executive of Castle Creek Capital LLC, a private equity firm founded in 1990 specializing in the financial services industry. Mr. Eggemeyer serves as Chairman of the Board of PacWest Bancorp and a director of The Bancorp, Inc. Previously, he served as a director of Heritage Commerce Corp. and as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company, and its wholly owned subsidiary, Union Acceptance LLC, and as a director of TCF Financial Corporation and American Financial Realty Trust. Mr. Eggemeyer also currently serves as a trustee of Northwestern University where he serves on the Finance Committee and the Investment Committee. Mr. Eggemeyer brings extensive leadership and banking experience to our Board, including specific community banking expertise and management experience, as well as public company expertise and consensus-building skills. In addition, his knowledge of and experience in capital markets is an invaluable resource as the Company regularly assesses its capital and liquidity needs. Finally, he provides an important perspective to the Board as a key investor in the Company.

	72	2004
Keith R. Finger

In 2007, Mr. Finger was a founder and has since been a member of Monarch Natural Gas Holdings, LLC, a natural gas gathering and processing company, which is a portfolio company of Metalmark Capital LLC. From 1992 to 2007, Mr. Finger served as founder, principal and chief financial officer to several natural gas gathering, processing and marketing companies, including Cantera Natural Gas, LLC, Canyon Natural Gas, LLC, Highlands Natural Gas, Inc. and Mountain Gas Resources, Inc., each of which was a portfolio company of Morgan Stanley Capital Partners and eventually sold. In the 1980s, Mr. Finger served as chief financial officer for two publicly traded oil and gas exploration companies, Ensource Inc. (NYSE listed) and Presidio Oil Company (AMEX listed). Prior to that, Mr. Finger was a manager with Deloitte Haskins & Sells. Mr. Finger is currently a member of The Economic Club of Colorado and The National Association of Corporate Directors. He is also an active supporter of various Denver community charitable organizations. He earned a Masters of Taxation from the University of Denver and MBA and BS (Business & Economics) degrees from the University of Kansas and is a Certified Public Accountant (inactive). Mr. Finger also served in the United States Army from 1969 to 1972, with two tours in South Vietnam. Mr. Finger brings extensive knowledge and experience in finance and accounting and the oil and gas industry, as well as public company experience and leadership and risk assessment skills to our Board. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

	70	2012
Stephen D. Joyce

For over 40 years, until he sold his interest in 2017, Mr. Joyce was the owner and President of Supermarket Liquors, Inc., located in Fort Collins, Colorado, where he is active in the community. Mr. Joyce is also a 50% owner of Boomer Music LLC, also located in Ft. Collins. From 1987 to September 2005, Mr. Joyce served as a director of First MainStreet Financial, Ltd., most recently as Chairman of the Board. Mr. Joyce brings to our Board an understanding of the history and customer base of one of our previously acquired banks, as well as management expertise and leadership skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

	69	2005

Gail H. Klapper

Since 1989, Ms. Klapper has served as the Member/Director of the Colorado Forum, a statewide, organization of chief executive officers and civic leaders who work on public policy issues related to Colorado. She is also the Managing Attorney of The Klapper Firm, and Manager of 6K Ranch and Tack. In 1976, she was appointed by President Ford as a White House Fellow and Special Assistant to the Secretary of the Interior. After her term in Washington, Ms. Klapper served as a member of Colorado Governor Richard D. Lamm’s Cabinet. Ms. Klapper currently serves as chair of the Board of Great-West Funds, Inc., and as a Director of Gold, Inc. She served as a Director and member of the Executive Committee of the National Western Stock Show Association, a Colorado not-for-profit organization, until November 2017. She has also served as chair of the Board of Wellesley College, the Denver Metro Chamber and the Downtown Denver Partnership, among other civic not-for-profit entities. Ms. Klapper received her B.A. in Political Science from Wellesley College, and a Juris Doctor degree at the University of Colorado Law School. Ms. Klapper brings leadership and consensus-building skills to our Board, as well as her extensive expertise and knowledge of the Colorado economic, political and business environment. In addition, her integral involvement in some of the communities which we serve provides the Board an important perspective.

	74	2007
Stephen G. McConahey

Mr. McConahey is currently chairman of SGM Capital, LLC and co-founder and a partner of Iron Gate Capital, a private equity investment firm. Previously, Mr. McConahey was president and chief operating officer of EVEREN Capital Corporation and its principal subsidiary, EVEREN Securities, Inc. Mr. McConahey began his career in the securities brokerage industry in 1977 when he joined Boettcher and Company in Denver, Colorado. At Boettcher, he was named chairman and chief executive officer in 1984. He joined Kemper Financial Services in 1985 shortly after Boettcher was acquired by Kemper Corporation. Earlier in his career, Mr. McConahey received a White House Fellowship and served as a program manager in the U.S. Department of Transportation. He also served as a member of President Ford’s senior White House staff as Special Assistant for Intergovernmental Affairs. Mr. McConahey received a bachelor’s degree from the University of Wisconsin and an M.B.A. from Harvard Business School. Mr. McConahey has been active in numerous national and community boards and advisory groups, and currently serves on the board of the Gerald R. Ford Presidential Foundation, the Denver Museum of Nature and Science and the Denver Sports Commission. He also currently serves on corporate boards of Great-West Funds, Inc. and IMA Financial Group, Inc. Mr. McConahey brings extensive financial services experience and perspective to our Board, as well as leadership skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

	74	2012
Paul W. Taylor

Mr. Taylor is the President and Chief Executive Officer of the Company. Mr. Taylor was appointed President and Chief Executive Officer and as a director of the Company in 2011. He is also the Chief Executive Officer and Chairman of the Board of the Bank. Prior to becoming the Company’s President and Chief Executive Officer, Mr. Taylor was Executive Vice President, Chief Financial and Operating Officer and Secretary of the Company (serving in one or more of those capacities since 2004). From 2000 to 2004, he served as Chief Financial Officer of the Company’s predecessor. During his 33-year banking and investment banking career, he worked for Alex Sheshunoff Investment Banking as a Director of Mergers and Acquisitions. He was also an investment banker with Century Capital Group. Mr. Taylor worked for KeyCorp for 12 years in both New York and the Rocky Mountain Region in numerous management positions and left the company as Executive Vice President and Chief Financial Officer of the Rocky Mountain Region. Mr. Taylor brings extensive experience in banking and executive management to our Board. Mr. Taylor’s experience as a leader in our market provides insight to our Board on the factors that impact both the Company and our communities. Moreover, Mr. Taylor’s day to day leadership and intimate knowledge of our business and operations provide the Board with company-specific experience and expertise.

	57	2011

W. Kirk Wycoff

Since 2007, Mr. Wycoff has been a managing partner of Patriot Financial Partners, a private equity fund focused on investing in community banks and thrifts throughout the United States. He has more than 30 years of entrepreneurial banking experience. Mr. Wycoff also serves as a director of the Bank. He also serves as a director of Porter Bancorp, Inc, Radius Bank and U.S. Century Bank.   Mr. Wycoff formerly served as a director of Square 1 Financial, Inc. until 2015 and as a director of Heritage Commerce Corp. until 2017. From 2005 to 2007, Mr. Wycoff served as President and Chief Executive Officer of Continental Bank Holdings, Inc. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. Mr. Wycoff earned his B.A. degree in Business Administration from Franklin & Marshall College. Mr. Wycoff serves on the boards of directors of non-profit corporations, including the Lincoln Center, which helps to provide alternative education programs for troubled youth and also helps families with life transitions. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, as well as public company expertise and risk assessment skills. In addition, he provides perspective to the Board as a key investor in the Company.

	59	2009

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Representatives from Crowe Horwath LLP are expected to be present at the Meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For information regarding the fees charged and services provided to the Company by Crowe Horwath LLP in 2017 and 2016, see “Independent Registered Public Accounting Firm Fees and Services” below.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

The Company is committed to maintaining good corporate governance practices. The Board regularly reviews its governance standards and procedures to ensure compliance with changing laws, rules and regulations that govern the Company’s business. The Company’s website at www.gbnk.com includes important information regarding Company policies and Board committee charters, including the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the Company’s SEC filings and press releases.

During 2017, the Board of Directors of the Company met ten times. The independent directors also met two times in executive session during 2017. Mr. Cordes, the Chairman of the Board, presided as chairman at meetings of the independent directors. During 2017, no incumbent director attended less than 75% of the aggregate of the: (i) total number of meetings of the Board; and (ii) total number of meetings held by the committees on which he or she served. The Board’s policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. All directors attended the 2017 Annual Meeting of Stockholders.

The current members of the Board of Directors’ committees are as follows:

Director	Audit Committee	Compensation, Nominating and Governance Committee	Corporate Risk Committee
Suzanne R. Brennan			C
Edward B. Cordes	✓		✓
John M. Eggemeyer			✓
Keith R. Finger	C
Stephen D. Joyce	✓	✓
Gail H. Klapper		✓
Stephen G. McConahey		✓
Paul W. Taylor			✓
W. Kirk Wycoff			✓
Albert C. Yates		C

✓ = MemberC = Chair

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. Since 2011, the Company has had a separate, independent Chairman of the Board, Mr. Cordes.

Our Corporate Governance Guidelines further provide that, if the Chairman of the Board is not an independent director, the independent directors shall designate a Lead Director to preside over executive sessions of the independent directors of the Board, act as the principal liaison between the independent directors and the Chairman of the Board and perform such other duties as the Board may determine from time to time. Since our current Chairman of the Board, Mr. Cordes, is an independent director, he serves as Lead Director as provided in the Corporate Governance Guidelines.

The Board believes its administration of its risk oversight function is not adversely affected by its existing leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors when necessary. In addition the CNG Committee, which consists entirely of independent directors, evaluates the performance of our Chief Executive Officer and presents its findings to our independent directors.

Board’s Role in Risk Oversight

Pursuant to our Corporate Governance Guidelines, the Board has given the Corporate Risk Committee the responsibility of overseeing and monitoring the risks that arise in the general conduct of business by the Company and its subsidiaries. In furtherance of these responsibilities the Corporate Risk Committee meets at least quarterly and has established an Enterprise Risk Management Committee (the “ERM Committee”) comprised of employee representatives from the major areas of the Company. The ERM Committee meets at least quarterly and is responsible for identifying and documenting areas of risk within the Company and reporting on opportunities, and assessing and developing responses to, threats that affect achievement of the Company’s strategic goals. The Company operates pursuant to a Risk Management Policy which addresses the identification, measurement, control, and monitoring of several categories of risks, including credit, interest rate, liquidity, transaction, compliance, strategic and reputational risk. The ERM Committee reviews this policy annually as well as the risk assessment completed by the Company’s internal auditor and the Company’s risk management processes.

The Corporate Risk Committee meets with members of management at least quarterly. In addition, it reviews various risk-related reports, including ERM Committee reports and other reports on, among other items, liquidity, credit, operations and insurance, and provides its own report to the full Board on at least a quarterly basis.

For further information on the duties and responsibilities of the Corporate Risk Committee, see the subsection “Corporate Risk Committee” below. In addition to the Corporate Risk Committee, the other committees of the Board also consider the risks within their areas of responsibility. For example, the CNG Committee considers the risks that may arise related to our executive compensation program and the Audit Committee considers the risks that may be identified through the Company’s internal audit process.

Independence

Nine of the ten Board members are “independent directors” for purposes of SEC rules and regulations and Nasdaq listing standards. The Board, with the assistance of the CNG Committee, evaluates the independence of the directors at least annually.

Consistent with the recommendations of the CNG Committee, the Board has affirmatively determined that each of Messrs. Cordes, Eggemeyer, Finger, Joyce, Wycoff and McConahey, Dr. Yates, Ms. Klapper and Ms. Brennan meet the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations. In making its determination, the Board considered and evaluated, among other attributes and factors, banking, commercial, service, familial and other relationships between directors or their immediate family members and any related interests and the Company, including the relationships described under “Certain Relationships and Transactions with Related Persons” in this Proxy Statement as well as the following relationships:

•

Messrs. Cordes, Finger and Joyce and Dr. Yates, or certain members of their immediate families or certain of their related interests, are customers of and conduct banking transactions with the Bank in the ordinary course of business on customary terms.

The Board determined that none of these relationships would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee

During 2017, the Audit Committee met 12 times. The Audit Committee is comprised of Messrs. Finger (Chairman), Cordes and Joyce, each of whom the Board has determined is an independent director of the Company as defined in the listing standards of the Nasdaq and in Section 10A of the Exchange Act, including for purposes of the additional independence requirements for audit committee membership. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Finger is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee operates pursuant to a written charter, a copy of which may be obtained on the Company’s website at www.gbnk.com under “Corporate Governance”. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this Proxy Statement and in the Audit Committee charter.

Compensation, Nominating and Governance Committee

During 2017, the CNG Committee met six times. The committee is comprised of Dr. Yates (Chairman), Messrs. Joyce and McConahey and Ms. Klapper, and the Board has determined that each member is independent under the listing standards of the Nasdaq and Section 10A of the Exchange Act, including for purposes of the additional independence requirements for compensation committee membership. The CNG Committee reviews, and makes recommendations to the Board of Directors on, matters concerning nominees for positions on the Board of Directors; reviews and makes recommendations to the Board regarding the compensation of the directors and director independence; reviews and approves the compensation of the Company’s Chief Executive Officer and other executive officers; reviews and approves the Company’s incentive compensation plans and equity-based plans, 401(k) plan, deferred compensation plan(s) and other employee benefit plans; and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the CNG Committee. The CNG Committee also assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance policies and practices, including the review and approval or ratification of related-party transactions of the

Company.The CNG Committee operates under a written charter, a copy of which is available on the Company’s website at www.gbnk.com under “Corporate Governance”.

In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under “Selection of Directors” in our Corporate Governance Guidelines, namely: (i) independence qualifications under the Nasdaq listing standards and other qualifications necessary for committee membership; (ii) working knowledge of the banking business; (iii) experience with businesses and other organizations of comparable size; (iv) integrity, accomplishments and reputation in the business community; (v) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (vi) personal qualities and characteristics; (vii) ability and willingness to commit adequate time to Board and committee matters; (viii) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (ix) diversity of viewpoints, backgrounds, experience and other demographics; (x) other factors, such as judgment, skill, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and (xi) the absence of factors that would reflect negatively on the Company or legally disqualify the director nominee, including without limitation, a criminal conviction or poor reputation.

The Company is party to an Investment Agreement (the “Investment Agreement”) with two of its investors, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the “Patriot Funds”). Pursuant to the Investment Agreement, the Patriot Funds, as a group, were entitled to nominate one person to either be elected or appointed as a director or be appointed as an observer to the Board of Directors. The Patriot Funds’ director is W. Kirk Wycoff. Further, as long as the Patriot Funds beneficially owned at least 4.9% of the outstanding shares of the Company’s voting common stock, the Company was required to recommend to its stockholders the election of the person nominated by the Patriot Funds to be appointed or elected as a director at the Company’s annual meeting of stockholders, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the CNG Committee. While the Patriot Funds no longer beneficially own at least 4.9% of the outstanding shares of the Company’s voting common stock, the Board of Directors has nominated Mr. Wycoff to be elected to the Board of Directors due to the experience, expertise, perspective and other attributes that Mr. Wycoff brings to the Board of Directors, as described above.

The CNG Committee does not set specific, minimum qualifications that a nominee must meet in order for it to recommend him or her for service on the Board of Directors. Instead, the CNG Committee evaluates each nominee based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors and its committees. The CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider stockholder nominations for directors in accordance with the Company’s Bylaws and subject to the same criteria that it uses for nominees not proposed by stockholders. Stockholders who wish to submit director nominees for consideration by the CNG Committee for election at our 2019 Annual Meeting should follow the process detailed under “Stockholder Proposals and Director Nominations — 2019 Annual Meeting” elsewhere in this Proxy Statement.

For further information on the Company’s processes and procedures for the consideration and determination of executive compensation, please see the sub-section entitled “Executive Compensation — Overview of Executive Compensation” in this Proxy Statement. For further information on the Company’s processes and procedures for the consideration and determination of director compensation, please see the Section entitled “Director Compensation” in this Proxy Statement.

Corporate Risk Committee

The Corporate Risk Committee is comprised of Ms. Brennan (Chair) and Messrs. Cordes, Eggemeyer, Taylor and Wycoff. During 2017, the Corporate Risk Committee met four times. The Corporate Risk Committee oversees management’s responsibilities and assesses and manages the risks that arise in the general conduct of our business. Its specific responsibilities include, with respect to the Company and its subsidiaries, overseeing the asset/liability management process; overseeing credit risk exposure, reviewing and approving the adequacy of loan loss reserves; reviewing legal and regulatory trends and potential exposures, including monitoring compliance and progress with any regulatory enforcement or supervisory action applicable to the Company or the Bank; overseeing the adequacy of insurance coverage; overseeing operations risk and the business continuity and disaster recovery program, information systems security program and ACH risk exposure; and overseeing the risk governance structure, risk management and risk assessment processes, guidelines and policies and the ERM Committee. The Corporate Risk Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.gbnk.com under “Corporate Governance”.

Compensation Committee Interlocks and Insider Participation

During 2017, no executive officer of the Company served as: (i) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the CNG Committee; (ii) a director of another entity, one of whose executive officers served on the CNG Committee; or (iii) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the CNG Committee: (A) was an officer or employee of the Company or any of its subsidiaries in 2017; (B) was formerly an officer or employee of the Company or any of its subsidiaries; or (C) had any relationship that required disclosure under “Certain Relationships and Transactions with Related Persons”.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

Compensation.  The CNG Committee oversees director compensation and recommends executive compensation to the Board for approval. The Company’s Corporate Governance Guidelines provide that a peer review of director compensation be conducted at least every three years. In 2017 the CNG Committee engaged a compensation consultant, Compensation & Benefit Solutions (“CBS”), to, among other things, conduct a competitive review of director compensation. In connection with the review, CBS and the CNG Committee together established a custom peer group. The peer group, which was chosen based upon relevant factors such as size, growth rate, and types of operations, consists of 20 publicly traded financial institutions ranging in total assets from approximately $1.8 billion to $5.4 billion and headquartered in Colorado, California, Missouri, Illinois, Oklahoma, Oregon, Texas and Washington. CBS’s review included, among other information, data on total compensation, including cash compensation and various forms of stock-based equity compensation. Based on the review the CNG Committee recommended to the Board and the Board approved increasing directors’ annual cash and stock compensation beginning in 2017 from $45,000 and $25,000 to $55,000 and $30,000, respectively. In addition, the Board revised its previously approved stock ownership guidelines for directors (discussed below). The following director compensation was payable for 2017:

•

Each non-management director was paid an annual cash retainer of $52,500, with the exception of the  Chairman of the Board , who was paid $79,166. The retainer is paid on a quarterly basis, and because the Board of Directors did not approve the above-described increase in director compensation until the Board of Directors’ February 2017 meeting, directors were paid for the first quarter 2017 at the previous rate of $45,000 per year.

•

Each non-management director was entitled to receive an annual grant of restricted stock having a value equal to approximately $30,000, except that the Chairman of the Board was entitled to receive an annual grant of restricted stock having a value equal to approximately $43,333. The number of shares granted was based on the closing price of our voting common stock on the date of the 2017 annual meeting of stockholders and will vest on May 2, 2018. A director could request “relief” from receiving an award if the award would pose a regulatory or other hardship on the director, such as violating an existing passivity commitment. In such a case, the value of the stock award would instead be paid as part of the director’s annual cash retainer.

•

Committee chairs who were not members of management received an additional annual cash retainer, $10,000 in the case of the Audit Committee and the CNG Committee chairs and $5,000 in the case of the Corporate Risk Committee chair. Because Ms. Brennan assumed the role of Corporate Risk Committee chair from Mr. Cordes in 2017, she and Mr. Cordes were each paid an additional annual cash retainer of $2,500, or half of the additional cash retainer that either would have earned were he or she committee chair for the entire year.

•	Non-management directors were reimbursed for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)	Total ($)

Suzanne R. Brennan	55,000	29,996			84,996

Edward B. Cordes	81,666	43,333		—	124,999

John M. Eggemeyer	52,500	29,996		—	82,496

Keith R. Finger	62,500	29,996		—	92,496

Stephen D. Joyce	52,500	29,996		—	82,496

Gail H. Klapper	52,500	29,996		—	82,496

Stephen G. McConahey	52,500	29,996		—	82,496

W. Kirk Wycoff	38,750	71,216	(2)	—	109,144

Albert C. Yates	62,500	29,996		—	92,496

_________________________

(1)

Represents the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on February 28, 2018. Each of Messrs. Eggemeyer, Finger, Joyce, McConahey and Wycoff, Dr. Yates, Ms. Brennan and Ms. Klapper had 1,174 shares of unvested time-based restricted stock outstanding at December 31, 2017. Mr. Cordes had 1,696 shares of unvested time-based restricted stock outstanding at December 31, 2017.

(2)

In addition to his grant for his service in 2017, Mr. Wycoff was granted 1,539 shares of restricted stock to compensate him for shares that he had previously earned for his service as a director but that were forfeited when Mr. Wycoff resigned from the Board on February 15, 2017 in order to represent the investors of the Patriot Funds on another board opportunity. Mr. Wycoff was re-appointed to the Board on June 29, 2017.

Director Stock Ownership Guidelines.  In May 2012, as a result of an earlier review by McLagan, the CNG Committee’s then-compensation consultant, the CNG Committee recommended to the Board and the Board approved stock ownership guidelines for directors. These guidelines required that each current and future director must beneficially own at least $100,000 of our voting common stock within two years after the adoption of the stock ownership guidelines or, for directors whose service commences after the guidelines’ adoption, within two years after becoming a director. All shares deemed beneficially owned by the director under the federal securities laws are included in determining whether the director meets the ownership threshold; provided, that with respect to restricted stock awards, only vested stock awards are counted. Stock owned by existing directors as of the May 2012 adoption date of the stock ownership guidelines was valued at the closing price of our voting common stock on the adoption date. Any purchases of stock subsequent to May 2012 have been and will continue to be valued at cost basis. Restricted stock awards have been and will continue to be valued at the per share fair market value of the Company’s voting common stock on the vesting date. For any new director appointed or elected in the future, any stock he or she owns at the time of appointment or election will be valued at the closing price of our voting common stock on the date of appointment or election, as applicable.

In February 2017, as a result of the CBS review, the CNG Committee recommended to the Board, and the Board approved, a revision to the stock ownership guidelines for directors that required that each current and future director beneficially own an amount of our common stock equal to at least three times the amount of the cash retainer payable to directors. Further, the CNG Committee recommended to the Board, and the Board approved, that directors would have three years from the date of approval (for current directors) or from the date that they joined the Board of Directors (for new directors) to comply with the requirement. As of the date of this Proxy Statement, each of our ten directors except for Ms. Brennan, who was appointed to the Board of Directors in 2017, satisfied the stock ownership guidelines.

EXECUTIVE OFFICERS

The following table sets forth the age, current position and the period of service of each of the Company’s Named Executive Officers:

Name	Age		Position	Year in which assumed the current position	Year hired by the Company

Paul W. Taylor	57		President and Chief Executive Officer of the Company	2011	2000
Michael B. Hobbs	55	1	President, Guaranty Bank and Trust Company	2011	2011
Christopher G. Treece	49	9	Executive Vice President, Chief Financial Officer and Secretary of the Company	2011	2007
Cathy P. Goss	61		Executive Vice President and Chief Credit Officer of the Company	2011	2006
Anthony L. Pizzichini	66		Executive Vice President, Regional President, Guaranty Bank and Trust Company	2017	1993

Paul W. Taylor.  For Mr. Taylor’s biographical information, please see “Proposal 1: Election of Directors” earlier in this Proxy Statement.

Michael B. Hobbs. Mr. Hobbs is the President and a director of the Bank and joined the Company in 2011. From 2009 to 2011, Mr. Hobbs served as Managing Director, Financial Institutions Group Investment Banking with St. Charles Capital, LLC, an investment banking firm. Prior to St. Charles Capital, Mr. Hobbs served in several positions with KeyCorp, including as (1) President of the Rocky Mountain Region (Colorado, Utah and Idaho) from 2007 to 2009, representing and managing approximately $5 billion in assets and 110 branches, (2) President of the Colorado District for KeyCorp from 2005 to 2007, representing and managing approximately $2 billion in assets and 45 branches, (3) Regional Executive & EVP — Rocky Mountain Region Commercial Banking from 2003 to 2005, (4) Senior Vice President — McDonald Investments/Investment Banking from 1999 to 2003 and (5) Senior Vice President — Colorado Commercial Banking from 1996 to 1999.

Christopher G. Treece.  Mr. Treece is Executive Vice President, Chief Financial Officer and Secretary of the Company and holds the same positions at the Bank. He has also served as a director of the Bank since 2009. Prior to being appointed Executive Vice President, Chief Financial Officer and Secretary in 2011, Mr. Treece served as the Company’s and the Bank’s Senior Vice President and Corporate Controller. Prior to joining the Company in 2007, Mr. Treece worked at UMB Financial Corporation, a multibank holding company in Kansas City, Missouri, for approximately four years as Senior Vice President, Controller, Tax Director and Chief Accounting Officer. In this position, he managed the Corporate Finance, Tax, Purchasing, Accounts Payable and Payroll departments and was responsible for internal controls over financial reporting. As Chairman of UMB’s Disclosure Committee, he worked closely with the Board’s audit committee. As the Controller and Chief Accounting Officer, he had significant interaction with the management reporting, investor relations, operations, facilities, human resources and the treasury departments. Prior to joining UMB, Mr. Treece worked for seven years at RSM McGladrey within the financial services group, working with over 100 community banks throughout Colorado, Oklahoma, Kansas and Missouri. Mr. Treece began his career at KPMG in Kansas City, where he worked for over five years primarily with banks as well as other financial institutions, including several insurance companies.

Cathy P. Goss.  Ms. Goss is Executive Vice President and Chief Credit Officer of the Company and holds the same position at the Bank. Ms. Goss also has served as a director of the Bank since 2011. Prior to being appointed as Executive Vice President and Chief Credit Officer in 2011, Ms. Goss served as Executive Vice President, Commercial Banking of the Bank. Prior to joining the Company in 2006, Ms. Goss worked at U.S. Bank for 21 years, ending in the capacity of Senior Vice President and Manager of the Commercial Banking team. Ms. Goss served in a management capacity at U.S. Bank since 1996, including five years during which (in addition to running a commercial team), she managed business banking lending groups in North Denver, Colorado Springs and Pueblo. Prior to 1996, Ms. Goss was a senior relationship manager, progressing into this role after two years of formal credit training at the beginning of her banking career. Ms. Goss serves as a member of the board of directors of the Denver Rescue Mission and Encon United.

Anthony L. Pizzichini.   Mr. Pizzichini is Executive Vice President and Regional President and joined the Bank in September of 1993. Over his 24-plus year history with the Bank, Mr. Pizzichini has held various roles including Market President – Cherry Creek, Executive Vice President – Commercial Lending and Manager of Credit Administration. Mr. Pizzichini has spent his career on the lending side of the Bank, where he has been responsible for originating and managing significant portfolios of loans, including real estate and commercial loans. Mr. Pizzichini has also served on numerous Bank committees.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

CNG Committee — Scope of Authority. Pursuant to its charter, the CNG Committee, among other responsibilities, is charged with administering the Company’s compensation program and various incentive and benefit plans, including the Company’s 2015 Long-Term Incentive Plan (the “Stock Incentive Plan”) and Executive Cash Incentive Plan (the “Cash Incentive Plan”). The CNG Committee reviews and approves, or recommends to the Board for approval, the compensation of members of executive management, including the compensation of our Named Executive Officers, evaluates the performance of the executive management team, including the Chief Executive Officer, and oversees executive management succession and related matters. The CNG Committee also periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with the safety and soundness of the Company. Under its charter, the CNG Committee has the authority to delegate as appropriate and to the extent permitted by law any of its duties, responsibilities or functions to a subcommittee of one or more committee members. The charter also permits the approval of equity awards to Section 16 directors and officers by a subcommittee of “non-employee directors” (as defined in Rule 16b-3 promulgated under the Exchange Act).

2016 Say-On-Pay Vote. The Company’s 2016 Annual Meeting of Stockholders was held on May 3, 2016. At the meeting the Company’s stockholders had the opportunity to cast an advisory “say-on-pay” vote with respect to whether or not they approved of the Company’s compensation programs. The stockholders approved of the Company’s executive compensation programs with approximately 79% of all votes cast being in favor of approval. This high approval rate reaffirmed the CNG Committee’s ongoing approach to executive compensation philosophy and programs. Accordingly, for 2016 and 2017, the CNG Committee continued to administer the same compensation programs in a manner that is consistent with the compensation philosophy that has historically been in place but, as discussed below, has refined that philosophy and has retained the flexibility to adjust its administration of those programs so that it may adapt to the constantly evolving landscape of executive compensation and the highly competitive market for executive banking talent in the state of Colorado.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to maximize stockholder value by aligning compensation with the Company’s performance and to attract, motivate, retain and reward a highly qualified and dedicated executive management team. In 2014, in connection with a compensation review by McLagan, the CNG Committee’s then-compensation consultant, the CNG Committee performed an evaluation of its compensation philosophy. After its evaluation and deliberation, the CNG Committee refined its compensation philosophy. This refined philosophy provides that the CNG Committee will attempt to meet these objectives by aiming to establish total compensation that, for each management position, will be at or near the median for the Company’s peer group if performance is achieved at the median, and that compensation will be above the median for the peer group if performance is achieved above the median. To preserve the ability to address unique factors such as internal pay equity, experience, impact and market conditions, the CNG Committee nonetheless will retain discretion to adjust any and all aspects of the Company’s compensation program.

The first objective of our compensation program is to link executive compensation to the performance of the Company, thereby aligning the interests of our Named Executive Officers with those of our stockholders. We balance this stockholder alignment goal with incentive plans that do not encourage unnecessary or excessive risk-taking that would be inconsistent with the long-term health of the Company. The CNG Committee seeks to achieve this goal through coupling a base salary with annual cash incentive bonuses and long-term performance-based equity awards that have historically taken the form of restricted stock. The annual cash bonuses and significant portions of the long-term equity awards (with the remainder being subject to time-based vesting conditions) are tied to key performance goals that are meaningful to our stockholders and are designed to improve organizational and individual performance while aligning compensation paid to the Company’s Named Executive Officers with that paid by the Company’s peers and minimizing unnecessary excessive risk-taking. To that extent, the Company follows the final Guidance on Sound Incentive Compensation Policies issued on June 21, 2010 by the Federal Reserve, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the “SICP Guidance”). On a periodic basis, the Company evaluates its incentive compensation arrangements and related risk management, control, and corporate governance processes to ensure that they: (i) do not encourage excessive risk-taking and do not pose a threat to the safety and soundness of the organization; and (ii) are consistent with the principles described in the SICP Guidance. A risk assessment overseen by the CNG Committee was performed on all of the Company’s incentive compensation arrangements at the beginning of 2017, and the assessment’s results were reviewed by the CNG Committee in February 2017.

In March 2015, the CNG Committee took two actions with the aim of furthering the objective of linking executive compensation to the performance of the Company. First, the CNG Committee adopted a policy requiring that each of our Named Executive Officers hold 50% of all shares acquired from stock option exercises and restricted stock awarded, net of shares withheld for taxes or payment of exercise price, for a period equal to at least one year after the stock option exercise or the restricted stock vests, or until the Named Executive Officer’s earlier termination.

Second, the CNG Committee adopted stock ownership guidelines that require that each current and future Named Executive Officer to beneficially own an amount of shares of our voting common stock with a value at least equal to the Named Executive Officer’s base salary on the date of measurement. With respect to a given Named Executive Officer, the guidelines must be satisfied within two years after the guidelines’ adoption or, for a Named Executive Officer whose service commences, or who is designated as a Named Executive Officer, after adoption, within three years after the date of hire or designation, as applicable. All shares deemed beneficially owned by the Named Executive Officer under the federal securities laws are included in determining whether the individual meets the ownership threshold; provided, that with respect to restricted stock awards, only vested stock awards are counted. Stock owned by our current Named Executive Officers as of the March 2015 adoption date of the stock ownership guidelines was valued at the closing price of our voting common stock on the adoption date. Any purchases of stock subsequent to March 2015 have been valued at cost basis. Restricted stock awards are valued at the per share fair market value of the Company’s voting common stock on the vesting date. For any new Named Executive Officer hired or designated as a Named Executive Officer in the future, any stock he or she owns at the time of hire or designation will be valued at the closing price of our voting common stock on the date of hire or designation, as applicable. As of the date of this Proxy Statement, each of our Named Executive Officers satisfied the stock ownership guidelines.

The second objective of our compensation program is to attract, motivate, retain and reward highly qualified and dedicated individuals who will provide the leadership necessary for the Company’s continued success. The Company’s executives, and particularly the Named Executive Officers, are talented managers and are frequently presented with employment opportunities at other institutions, including employment opportunities at potentially higher levels of compensation. In order to secure the services of the Company’s and the Bank’s executives, in February 2018 the Company entered into employment agreements with Messrs. Taylor and Treece and Ms. Goss, and the Bank entered into an employment agreement with Mr. Hobbs (collectively, the “Employment Agreements”).

The CNG Committee seeks to achieve the above-described objectives by setting base compensation and incentives at competitive but prudent levels and rewarding performance above that achieved by the Company’s peers, as well as by awarding long-term incentives in the form of stock-based awards to encourage retention and to promote achievement of corporate goals that are meaningful to our stockholders.

The CNG Committee periodically reviews available data with respect to base and total executive compensation levels paid by publicly traded financial institutions with asset bases similar to that of the Company. Taking into account factors such as internal pay equity, experience, tenure, scope of responsibility, market and economic conditions, peer compensation levels, performance and risk management considerations, the CNG Committee seeks to target total compensation at levels that it believes to be consistent and competitive with the Company’s peers within the banking industry. The CNG Committee may also elect, however, to increase total compensation in order to attract superior executive talent in critical functions or to provide additional compensation outside of the normal annual review cycle in order to retain key talent.

We combine the compensation elements for each of our Named Executive Officers in a way we believe will maximize the executive’s contribution to the Company without creating unnecessary or excessive risk-taking. The CNG Committee has not established a formal policy or target for the allocation between either cash and non-cash or short-term and long-term compensation and instead has opted for the flexibility permitted by the ongoing evaluation of compensation requirements and its options in meeting those requirements. In addition, the allocation is reviewed annually to mitigate any potential unnecessary or excessive risk-taking. The CNG Committee reviews and considers information and data provided by consultants and management (which is often based on information previously provided by the CNG Committee’s compensation consultant), including compensation information publicly disclosed in proxy statements filed with the SEC, peer group data and surveys and databases to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

Role of Named Executive Officers in Determining or Recommending Executive Compensation

The CNG Committee generally requests that the Chief Executive Officer and other executive officers be present at its meetings to discuss executive compensation. Individuals in attendance may provide their insights and suggestions, but only CNG Committee members may vote on decisions regarding executive compensation. In particular, the Chief Executive Officer provides input regarding the performance of the other executive officers, including the Named Executive Officers, and makes recommendations to the CNG Committee regarding the amount and form of compensation for the other executive officers. Executive officers other than the Chief Executive Officer are dismissed prior to these discussions, and are not present when any related deliberations or votes take place. The

CNG Committee discusses the Chief Executive Officer’s compensation with him, but final deliberations and all votes regarding the Chief Executive Officer’s compensation are made in executive session without the Chief Executive Officer or any other executive officer present. Based on its discussions and input from the Chief Executive Officer, as well as on input from and discussions with other persons and advisors as it deems appropriate, including other members of the Board, the CNG Committee evaluates and determines the amount and form of compensation for the Chief Executive Officer and the other executive officers.

Review of Executive Compensation Program; Role of Compensation Consultants

The CNG Committee selects and retains the services of its own independent compensation consultant and reviews the performance of the selected consultant. As part of the review process, the CNG Committee considers the independence of the consultant in accordance with applicable SEC and NASDAQ rules.

In 2014 the CNG Committee engaged McLagan, and in 2017 the CNG Committee engaged CBS to conduct a competitive review of the Company’s executive compensation program and to assist the CNG Committee in determining and approving executive compensation. In particular, the CNG Committee engaged CBS to: (i) review existing compensation programs; (ii) provide market benchmark information pertaining to both cash and noncash compensation for executives and directors; and (iii) provide recommendations and guidance to the CNG Committee to support its oversight of compensation programs.

In connection with CBS’s review, CBS and the CNG Committee established a custom peer group. The peer group, which was chosen based upon relevant factors such as size, growth rate, and types of operations, consisted of 20 publicly traded financial institutions ranging in total assets from approximately $1.8 billion to $5.4 billion and headquartered in Colorado, California, Missouri, Illinois, Oklahoma, Oregon, Texas and Washington. CBS’s review included data on salary, cash compensation (i.e., salary and annual cash incentives), direct compensation (i.e., cash compensation and all forms of equity compensation) and total compensation (i.e., direct compensation and all other forms of compensation). The peer group data was the primary data source used in evaluating competitive market levels for the executive officers but was supplemented with banking industry survey data.

So that the information which it considered in making its compensation decisions is as appropriate and up-to-date as possible, the CNG Committee, with the assistance of management, has generally updated on an annual basis the compensation data with respect to the custom peer group previously established by the CNG Committee’s compensation consultant and the CNG Committee.

Components of Compensation

The key components of our executive compensation program are a base salary, an annual cash bonus opportunity under the Cash Incentive Plan and grants of time-based and performance-based restricted stock under the Stock Incentive Plan. Our executives and Named Executive Officers can defer a portion of their base salaries through our tax-qualified 401(k) plan. In addition, we provide change-in-control severance protection to certain of our Named Executive Officers through their Employment Agreements and to certain other executives through our Change in Control Severance Plan (the “CIC Plan”). We also generally provide certain perquisites to our Named Executive Officers such as a car allowance, parking, a cell phone allowance and long-term disability insurance. At least annually, the CNG Committee reviews tally sheets containing all components of compensation payable to the Chief Executive Officer and the other Named Executive Officers. The review addresses both current compensation and long-term and incentive compensation to ensure that the compensation program is meeting the Company’s compensation objectives consistent with the Company’s compensation philosophy.

Base Salary.  The CNG Committee reviews at least annually the base salary of the Chief Executive Officer and the other Named Executive Officers. The CNG Committee does not tie its base salary decisions to any particular formulas, measurements or criteria, but members take into account the Company’s performance, internal equity pay, individual executive performance and compensation levels paid by our peer group, as well as economic and other market conditions in the Company’s market area. While the Employment Agreements that certain of the Named Executive Officers entered into in February 2018 fix each Named Executive Officer’s salary at a certain level, the agreements also provide that the Board of Directors will review the Named Executive Officers’ salary at least annually and may increase or decrease an officer’s salary from time to time. As a result, we do not expect that the process for reviewing Named Executive Officers’ salaries will change as a result of the Employment Agreements.

Chief Executive Officer Compensation.  In setting Mr. Taylor’s compensation, the CNG Committee and the independent directors of the Board reviewed and evaluated Mr. Taylor’s performance and compensation in executive session. Based upon such evaluation, they determined to increase Mr. Taylor’s base salary from $575,000 to $590,000 and to retain his 2016 target award level of 50% of annual base salary under the Cash Incentive Plan. In addition, the CNG Committee granted restricted stock awards to Mr. Taylor whereby the number of restricted shares awarded was based on 75% of Mr. Taylor’s annual base salary. As a member of management, Mr. Taylor does not receive any additional compensation for serving as a director of the Company.

Base Salary — Other Named Executive Officers.  Based upon Mr. Taylor’s recommendations and the Company’s performance, the CNG Committee determined that 2017 base salaries for the other Named Executive Officers would increase as well, as reflected in the Summary Compensation Table below with respect to Messrs. Hobbs and Treece and Ms. Goss.

Annual Cash Incentive Compensation.  The Company’s Cash Incentive Plan provides our Named Executive Officers (other than Mr. Pizzichini, who participates in the Production Incentive Plan as discussed below) with the opportunity to earn annual cash bonuses based on the achievement of pre-established quantitative and qualitative performance measures. Quantitative performance measures available under the Cash Incentive Plan include, among other measures: net income; return on average assets (“ROAA”); cash ROAA; loan growth; asset quality ratios; return on average equity (“ROAE”); cash ROAE; earnings per share (“EPS”); cash EPS; stock price; efficiency ratio; improvement in noninterest income; reduction in noninterest expense; and book value per share. Each quantitative performance measure operates independently in that it is possible for one measure to generate an award while another measure does not. Likewise, each quantitative performance measure is individually weighted in that one measure may be counted more heavily in calculating awards than another measure.

Qualitative performance measures available under the Cash Incentive Plan include, among other measures: the execution of strategic goals; the quality of the Company’s regulatory relationships; credit-related goals; expense management goals; overall adherence to the Company’s enterprise risk management program (which covers but is not limited to the management of credit and underwriting risk, compliance and legal risk, operational and transaction risk, interest rate risk and reputation risk); individual contributions to the Company’s performance; and other qualitative measures tied to current or future Company performance. Unlike the quantitative performance measures, the qualitative performance measures operate together and are not individually weighted. The CNG Committee has the discretion to increase or decrease awards earned on the basis of the quantitative performance measures based on its subjective evaluation of the achievement of qualitative performance measures. A participant’s achievement of qualitative performance measures may result in awards even if quantitative performance measures are not achieved at the threshold level, and this achievement may entitle the participant to an award above that to which he or she would have otherwise been entitled upon attainment of the maximum quantitative performance level. Conversely, the failure to achieve qualitative performance measures may result in an executive receiving no award, or an award less than that to which he or she would have otherwise been entitled, even if quantitative performance measures are achieved at or above the threshold level.

Instead of simply relying on formulas, the CNG Committee uses judgment and discretion in granting awards under the Cash Incentive Plan and generally takes into account the overall business and economic environment, the Company’s overall performance, budgetary considerations, each participant’s performance in relation to the goals set for him or her, competitive factors within the financial industry, compensation paid by the Company’s peers, and the need to retain key executives. Not all Named Executive Officers will necessarily receive a bonus and those that do will not necessarily receive the same amount. Additional amounts may be paid as bonuses to participants who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. The Cash Incentive Plan is designed to be self-funding for each performance period.

For 2017, the CNG Committee determined that the following quantitative performance measures, qualitative performance measures and award levels would be used for purposes of determining awards under the Cash Incentive Plan. Award levels are expressed as a percentage of base salary.

Quantitative Performance Measures.  For 2017, the following quantitative performance measures and related thresholds and targets, along with the respective weights of each performance measure, were as follows (the payout percentage level with respect to each performance measure is calculated by mathematical interpolation (on a continuous scale) between the performance threshold (0% payout level) and 100% of the target (100% payout level)):

		Performance Threshold	Target
Weight	Performance Measure	(0% Payout Level)	(100% Payout Level)
		(dollars in thousands)
25%	Return on Average Assets(1)	0.96%	1.13%
25%	Total Deposit Growth(2)	$137,753	$162,062
25%	Noninterest Income (excluding securities gains and losses)	$20,966	$24,666
25%	Efficiency Ratio	60.10%	53.10%

_________________________

(1)

Includes adjustments to exclude: (i) securities gains/(losses) recognized which were not included in the 2017 budget; (ii) merger and acquisition expenses not included in the 2017 budget; (iii) debt and capital restructuring costs, including interest expense on subordinated debt, not included in the 2017 budget; and (iv) difference between budgeted and actual net income/(loss) derived from consumer mortgage lending under Regulation Z §1026.36(d) for any employee who is a loan originator under the Regulation.

(2)	Excludes brokered certificates of deposit.

In addition, 2017 awards under the Cash Incentive Plan were subject to a trigger in that no payout would occur if the Bank’s classified coverage ratio (defined as total classified assets over the sum of Tier 1 capital at the Bank level plus the allowance for loan and lease losses) exceeded 30% as of the end of 2017.

The following table shows the award levels that were established for 2017:

Award Levels
Executive Officer	Achievement of Performance Threshold	Achievement of Performance Target	Exceeded Performance Target

Chief Executive Officer	0% of Base Salary	50% of Base Salary	Committee Discretion
Other Named Executive Officers	0% of Base Salary	40% of Base Salary	Chief Executive Officer / Committee Discretion

For 2017, the “Return on Average Assets” performance measure exceeded 100% of target, resulting in achievement at the 100% payout level (i.e., the full 25% weighting was attained), the “Total Deposit Growth” performance measure exceeded 100% of target (i.e., the full 25% weighting was attained), the “Noninterest Income” performance measure exceeded 100% of target (i.e., the full 25% weighting was attained) and the “Efficiency Ratio” performance measure was achieved at 94% of target (i.e., a 24% weighting was attained). On an aggregate weighted basis, a 113% payout level was achieved with respect to all of the quantitative performance measures.

Qualitative Performance Measures.  The following qualitative performance measures were used for 2017:

(1)  Demonstrated teamwork and cohesiveness and successful execution of the Company’s strategic goals;

(2)  Demonstrated success in overall enterprise risk management, which includes but is not limited to credit and underwriting risk, compliance and legal risk, operational and transaction risk, interest rate risk and reputation risk;

(3)  Retaining and recruiting top management talent; and

(4)  Individual contributions to the Company’s performance.

The CNG Committee evaluated and considered each of the above qualitative measures in awarding bonuses under the Cash Incentive Plan for 2017. With respect to each of the Named Executive Officers other than Mr. Taylor, the CNG Committee considered Mr. Taylor’s input regarding the individual’s contributions to the Company’s performance. In addition, the CNG Committee took into account Mr. Taylor’s recommendations as to the aggregate amount of bonus to be awarded to each such Named Executive Officer under the Cash Incentive Plan for 2017.

After evaluating the various quantitative and qualitative performance measures against 2017 performance, and utilizing its discretion to increase or decrease awards earned on the basis of the qualitative performance measures based on its evaluation, the CNG Committee awarded the following cash awards to the Named Executive Officers pursuant to the Cash Incentive Plan: $442,500 to Mr. Taylor, $225,000 to Mr. Hobbs, $180,000 to Ms. Goss and $186,000 to Mr. Treece. Mr. Pizzichini was awarded $125,000 pursuant to the Production Incentive Plan, which covers certain employees responsible for commercial or retail production for the Company. Performance measures under the Production Incentive Plan are based on quantitative and qualitative performance measures that generally relate to individual performance. In its evaluation and in making its determination of payout levels the CNG Committee considered the achievement of the various qualitative performance measures for 2017, including the amount by which the quantitative performance measures that had exceeded target had done so compared to the amount by which the single performance measure that had fallen short of target had done so; the Company’s performance relative to its peer group and management’s efforts in that regard; and the Named Executive Officers’ strong performance with respect to all qualitative performance measures. As such, the CNG Committee determined to increase the awards for each of the Named Executive Officers who participated in the Cash Incentive Plan from the 113% payout level achieved under the quantitative performance measures to an aggregate 150% payout level. In light of the strength of the various performance metrics and the competitive market for executive banking talent in the state of Colorado, retention of the Named Executive Officers was another important consideration for the CNG Committee in making its determinations with respect to awards granted under the Cash Incentive Plan.

Stock-Based Awards. In addition to cash compensation, our Named Executive Officers are eligible to receive stock-based awards pursuant to the Stock Incentive Plan. The CNG Committee has the discretion to grant such awards both via its own determination and pursuant to the Chief Executive Officer’s recommendation (in the latter case, with respect to grants to Named Executive Officers other than the Chief Executive Officer). In 2010 the CNG Committee updated its long-term stock award program for the Named Executive Officers and other executive officers. The objective of the program was to create performance and retention incentives for our executive officers through regular grants of performance-based and time-based awards that generally incorporate a vesting period of three years. These grants typically occur during the first quarter concurrent with the formal annual evaluation of the executives’ total compensation. Grants may also coincide with hirings, promotions or the vesting of a previous grant and may also be used to recruit new talent or to retain talent already in place.

Our executive officers, including our Named Executive Officers, typically receive an annual award in the first quarter of the year. In considering the size of the award to be granted, the CNG Committee considers, among other factors, the grantee’s current salary level and expected contributions toward the growth and profitability of the Company and, to the extent available, survey data with respect to grants made to similarly situated executive officers at comparable financial institutions. The CNG Committee decides whether to approve the grant of equity awards and the terms of any such grants after deliberation in executive session (with respect to grants to the Chief Executive Officer) or after discussion with the Chief Executive Officer (with respect to grants to other Named Executive Officers).

In lieu of granting stock options or other forms of equity incentive compensation, the CNG Committee has historically chosen to grant restricted stock subject to time-based and performance-based vesting conditions as incentive compensation. The CNG Committee believes that performance-based restricted stock in particular is preferential to stock options because it more closely ties the incentive pay of executives to the performance of the Company and generally has a less dilutive effect on stockholders than stock option grants. The value of both time-based and performance-based restricted stock fluctuates directly with changes in the Company’s stock price and, with respect to performance-based restricted stock, the stock only vests to the extent that specific performance targets are achieved. No vesting occurs, and the granted shares are forfeited, if the minimum performance targets are not achieved, although all granted and outstanding shares vest upon a change in control of the Company.

The CNG Committee has generally set a three-year vesting period, with grants vesting (or, with respect to most performance-based restricted stock, earned, as discussed below) in thirds on each of the first, second and third anniversaries of the commencement of the applicable vesting period or, with respect to certain individuals, on each of the first, second and third anniversaries of the date of grant. The recipient of these grants is entitled to receive dividends only with respect to the vested shares but is entitled to vote the underlying shares whether or not the award has vested.

2014 Awards.  In February 2014, the CNG Committee granted each Named Executive Officer time-based awards (“Time-Based Stock Awards”) and awards for which vesting was based on the Company’s performance (“Financial Performance Stock Awards”).  Based on the Named Executive Officers’ exemplary performance and the need to retain their services, the targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 60% of the officer’s then-annual base salary (75% in the case of Mr. Taylor), except for Mr. Pizzichini’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Pizzichini’s grant was based on Mr. Pizzichini’s performance as an employee.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 14,066 shares, Mr. Hobbs was granted 7,315 shares, Ms. Goss was granted 5,964 shares, Mr. Treece was granted 5,626 shares and Mr. Pizzichini was granted 2,900 shares. One third of these awards granted to each of the Named Executive Officers except Mr. Pizzichini vested on December 31, 2014, one third vested on December 31, 2015 and the remaining one third of each award vested on December 31, 2016. Of Mr. Pizzichini’s awards, one third of the awards vested on February 4, 2015, one third vested on February 4, 2016 and the remaining one third vested on February 4, 2017.

Subject to certain performance measures of the Company discussed below, vesting of the Financial Performance Stock Awards granted in 2014 was based primarily on a single metric, average return on average assets. The 2014 Financial Performance Stock Awards were divided into multiple tranches, one for each year in the performance period, with the earning of shares represented by each tranche contingent upon satisfaction of performance criteria in the specific year corresponding to that tranche. Specifically, for each year, if target return on average assets was met, 100% of the target shares multiplied by that year’s vesting percentage was earned and would vest at December 31, 2016. The awards had an expiration date of December 31, 2016.

The Company achieved a return on average assets (as adjusted as described below) of 0.87%, 1.06% and 1.13% for 2014, 2015 and 2016, respectively. As such, on February 7, 2017 the CNG Committee determined that 100% of these awards vested for each of the 2014, 2015 and 2016 tranches. As a result, Mr. Taylor earned 14,066 shares, Mr. Hobbs earned 7,314 shares, Ms. Goss earned 5,964 shares, Mr. Treece earned 5,627 shares and Mr. Pizzichini earned 2,900 shares.

Also in February 2014 (March 2014 with respect to Mr. Pizzichini), the CNG Committee granted each Named Executive Officer an additional grant of Time-Based Stock Awards. The necessity for this grant was based upon the CNG Committee’s consideration of compensation paid by the Company’s peer group to their respective executive officers, the competitive market for managerial banking talent in Colorado and the need to bring compensation of the Company’s employees and officers in line with that paid by the Company’s competitors. The CNG Committee determined that such awards would bring compensation in line with that paid by the Company’s competitors while further aligning management’s and stockholders’ interests in the long-term success of the Company. With respect to these awards, Mr. Taylor was granted 7,641 shares, Mr. Hobbs was granted 5,248 shares, Ms. Goss was granted 4,681 shares, Mr. Treece was granted 4,293 shares and Mr. Pizzichini was granted 1,371 shares.

As a result of ongoing competition for executive talent in the Colorado market and earnings potential that management had created at the Company over the preceding year, the CNG Committee made an additional grant of restricted stock to our Named Executive Officers and certain other members of management in March 2014. The CNG Committee determined to leverage these retention grants to retain management’s services in two ways: first, in addition to being divided evenly between Time-Based Awards and Financial Performance Stock Awards, the awards would vest over a longer period of five years instead of over a three-year period, as had been the case with the majority of previously granted awards. The longer vesting period would provide a stronger emphasis on retention and require sustained exceptional performance in order to reap the benefits of the awards.

The second way by which the CNG Committee leveraged these awards was by requiring each Named Executive Officer other than Mr. Pizzichini to sign a noncompetition agreement (the “Noncompetition Agreements”) in order to receive the awards. Each Noncompetition Agreement provided that, if the respective Named Executive Officer was terminated for “cause” or resigns other than for “good reason” (each as defined in the agreement), then, for a period of one year following the Named Executive Officer’s date of termination (two years in the case of Mr. Taylor), the officer could not, among other restrictions: (i) solicit the Company’s clients or employees or interfere with any relationships between the Company and its clients or employees; or (ii) associate with any competitor of the Company within any county in which the Company has a branch as of the date of termination, in addition to El Paso County, Colorado.

One half of these awards were Time-Based Stock Awards and vest in five equal installments, with one fifth vesting on December 31, 2014, one fifth vesting on December 31, 2015, one fifth vesting on December 31, 2016, one fifth vesting on December 31, 2017 and one fifth expected to vest on December 31, 2018. Mr. Pizzichini’s awards vest in five equal installments, with one fifth vesting on March 28, 2015, one fifth vesting on March 28, 2016, one fifth vesting on March 28, 2017 and one half of the remaining awards expected to vest on each of March 28, 2018 and March 28, 2019. The other half of the awards are Financial Performance Stock Awards and their vesting is similar to the vesting of the Financial Performance Stock Awards granted in February 2014, albeit over a period of five years instead of over a three-year period. With respect to these awards, Mr. Taylor was granted 51,985 shares, Mr. Hobbs was granted 26,601, Ms. Goss was granted 20,699 shares, Mr. Treece was granted 23,124 shares and Mr. Pizzichini was granted 15,000 shares.

The following table presents the 2014, 2015, 2016 and 2017 performance metrics, targets and achievement levels for the Financial Performance Stock Awards granted in February and March 2014:

	Performance Targets		% of Granted Shares Earned
Metric	Threshold	Target	Threshold	Target
2014 Return on Average Assets	0.77%	0.82%	25%	100%
2015 Return on Average Assets	0.82%	0.93%	25%	100%
2016 Return on Average Assets	0.93%	1.02%	25%	100%
2017 Return on Average Assets	1.02%	1.11%	25%	100%

_________________________

(1)

No shares would vest until December 31, 2016 with respect to awards granted in February 2014 and no shares will vest until December 31, 2018 with respect to awards granted in March 2014. The number of shares that vest will be determined by taking the sum of each year as determined under notes 4 and 5 below.

(2)	Excludes net income derived from consumer mortgage lending.
(3)

Extraordinary events including special gains or losses in connection with mergers and acquisitions or the sale of branches or significant portions of the Company and losses on the early repayment of debt will not be included in the ROAA calculation.

(4)

For each year, if target ROAA is met, 100% of target shares times that respective year’s weighting would vest at December 31, 2016 (for awards granted in February 2014) and will vest at December 31, 2018 (for awards granted in March 2014).

(5)

For each year, if threshold ROAA is met, 25% of target shares times that respective year’s weighting would vest at December 31, 2016 (for awards granted in February 2014) and will vest at December 31, 2018 (for awards granted in March 2014).

(6)	The number of shares vesting between the threshold and target for each year shall be determined (on a continuous scale) by interpolation.

2015 Awards.  In February 2015, the CNG Committee granted each Named Executive Officer two sets of stock awards, Time-Based Stock Awards and Financial Performance Stock Awards. The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 60% of the officer’s then-annual base salary (75% in the case of Mr. Taylor), except for Mr. Pizzichini’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Pizzichini’s grant was based on Mr. Pizzichini’s performance as an employee.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 13,691 shares, Mr. Hobbs was granted 7,093 shares, Ms. Goss was granted 5,737 shares, Mr. Treece was granted 5,528 shares and Mr. Pizzichini was granted 2,608 shares. One third of these awards granted to each of the Named Executive Officers except Mr. Pizzichini vested on December 31, 2015, one third vested on December 31, 2016 and one third vested on December

31, 2017. Of Mr. Pizzichini’s awards, one third of the awards vested on February 5, 2016, one third vested on February 5, 2017 and one third vested on February 5, 2018.

Vesting of the 2015 Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2014 and is based on return on average assets. In addition, the 2015 Financial Performance Stock Awards are subject to a payout trigger in that no award will vest for any given year if the Bank’s classified asset ratio (defined as total classified assets over the sum of Tier 1 capital at the Bank level plus the allowance for loan and lease losses) at the end of that year exceeds 35%. The awards had an expiration date of February 14, 2018.

The Company achieved a return on average assets (as adjusted as described below) of 1.06%, 1.15% and 1.45% for 2015, 2016 and 2017, respectively. As such, on February 12, 2018 the CNG Committee determined that 100% of these awards vested for each of the 2015, 2016 and 2017 tranches. As a result, Mr. Taylor earned 13,691 shares, Mr. Hobbs earned 7,093 shares, Ms. Goss earned 5,737 shares, Mr. Treece earned 5,529 shares and Mr. Pizzichini earned 2,608 shares.

The following table presents the 2015, 2016 and 2017 performance metrics, targets and achievement levels for the Financial Performance Stock Awards granted in February 2015:

djusted
	Performance Targets		% of Granted Shares Earned
Metric	Threshold	Target	Threshold	Target
2015 Adjusted Return on Average Assets	0.93%	1.03%	25%	100%
2016 Adjusted Return on Average Assets	0.94%	1.04%	25%	100%
2017 Adjusted Return on Average Assets	0.95%	1.05%	25%	100%

_________________________

(1)	The number of shares that vested was determined by taking the sum of each year as determined below.
•	For each separate year, if target ROAA (as adjusted) was met, 100% of target shares times that respective year's vesting percentage was subject to vesting on the vesting date.
•	For each separate year, if threshold ROAA (as adjusted) was met, 25% of target shares times that respective year's vesting percentage was subject to vesting on the vesting date.
•

If performance was achieved between the threshold and target for a given year, the number of shares vesting for each year was determined (on a continuous scale) by interpolation and vested on the vesting date.

(2)	Adjusted ROAA for each year was determined by starting with ROAA as reported under Generally Accepted Accounting Principles, adjusted for:
•	Net income derived from consumer mortgage lending under Regulation Z §1026.36(d) for all award recipients.
•

Extraordinary events including (i) gains/(losses) or other charges in connection with mergers and acquisitions along with any related income/(loss) from such merger or acquisition, (ii) gains/(losses) on the sale of branches or significant portions of the Company, (iii) losses or charges related to the early repayment of debt during the three-year period ended December 31, 2017, including net reduction in interest expense from such early payment, (iv) capital restructuring charges, including interest expense related to subordinated debt issued, and (v) changes in accounting rules or tax law.

(3)

Payout Trigger: for each year, no shares would vest for such year if the classified coverage ratio (defined as total classified assets over the sum of Tier 1 Capital at the Bank plus the allowance for loan and lease losses) at the end of such year exceeded 35%.

2016 Awards.  In February 2016, the CNG Committee granted each Named Executive Officer two sets of stock awards, Time-Based Stock Awards and Financial Performance Stock Awards. The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 60% of the officer’s then-annual base salary (75% in the case of Mr. Taylor), except for Mr. Pizzichini’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Pizzichini’s grant was based on Mr. Pizzichini’s performance as an employee.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 14,139 shares, Mr. Hobbs was granted 7,180 shares, Ms. Goss was granted 5,704 shares, Mr. Treece was granted 5,901 shares and Mr. Pizzichini was granted 2,623 shares. One third of these awards granted to each of the Named Executive Officers except Mr. Pizzichini vested on December 31, 2016, one third vested on December 31, 2017 and one third is expected to vest on December 31, 2018. Of Mr. Pizzichini’s awards, one third of the awards vested on February 5, 2017, one third vested on February 5, 2018 and one third is expected to vest on February 5, 2019.

Vesting of the 2016 Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2015 and is based on return on average assets. Also as with the Financial Performance Stock Awards granted in 2015, the 2016 Financial Performance Stock Awards are subject to a payout trigger in that no award will vest for any given year if the Bank’s classified asset ratio at the end of that year exceeds 35%. The awards have an expiration date of February 14, 2019.

With respect to these Financial Performance Stock Awards, Mr. Taylor has an opportunity to earn 1,178 shares at the threshold level and 14,139 shares at the target level, Mr. Hobbs has an opportunity to earn 598 shares at the threshold level and 7,180 shares at the target level, Ms. Goss has an opportunity to earn 475 shares at the threshold level and 5,705 shares at the target level, Mr. Treece has an opportunity to earn 491 shares at the threshold level and 5,902 shares at the target level and Mr. Pizzichini has an opportunity to earn 218 shares at the threshold level and 2,622 shares at the target level.

The following table presents the 2016 and 2017 performance metric, targets and achievement levels for the Financial Performance Stock Awards granted in February 2016:

	Performance Targets		% of Granted Shares Earned
Metric	Threshold	Target	Threshold	Target
2016 Return on Average Assets	0.91%	1.01%	25%	100%
2017 Return on Average Assets	0.91%	1.01%	25%	100%

_________________________

(1)	The number of shares that vest will be determined by taking the sum of each year as determined below.
•	For each separate year, if target ROAA is met, 100% of target shares times that respective year’s vesting percentage will be subject to vesting on the vesting date.
•	For each separate year, if threshold ROAA is met, 25% of target shares times that respective year’s vesting percentage will be subject to vesting on the vesting date.
•

If performance is achieved between the threshold and target for a given year, the number of shares vesting for each year shall be determined (on a continuous scale) by interpolation and will vest on the vesting date.

(2)	ROAA for each year is determined by starting with ROAA as reported under Generally Accepted Accounting Principles, adjusted for:
•

Extraordinary events including (i) gains/(losses) or other charges in connection with mergers and acquisitions, (ii) gains/(losses) on the sale of branches or significant portions of the Company, (iii) losses or charges related to the early repayment of debt during the three-year period ended December 31, 2018, including the net reduction in interest expense from such early payment, (iv) capital restructuring charges, including interest expense related to subordinated debt issued, and (v) changes in accounting rules or tax law.

•	The difference between budgeted and actual net income/(loss) derived from consumer mortgage lending under Regulation Z §1026.36(d), for any employee who is a loan originator under such Regulation.
(3)

Payout Trigger: for each year, no shares will vest for such year if the classified coverage ratio (defined as total classified assets over the sum of Tier 1 Capital at the Bank plus the allowance for loan and lease losses) at the end of such year exceeds 35%.

2017 Awards.  In February 2017, the CNG Committee granted each Named Executive Officer two sets of stock awards, Time-Based Stock Awards and Financial Performance Stock Awards. The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 60% of the officer’s then-annual base salary (75% in the case of Mr. Taylor), except for Mr. Pizzichini’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Pizzichini’s grant was based on Mr. Pizzichini’s performance as an employee.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 8,921 shares, Mr. Hobbs was granted 4,536 shares, Ms. Goss was granted 3,629 shares, Mr. Treece was granted 3,750 shares and Mr. Pizzichini was granted 1,613 shares. One third of these awards granted to each of the Named Executive Officers, except for Mr. Pizzichini, vested on December 31, 2017 and one half of the remaining awards is expected to vest on each of December 31, 2018 and December 31, 2019. Of Mr. Pizzichini’s awards, one third of the awards vested on February 7, 2018, and one-half of the remaining award are expected to vest on February 7, 2019 and February 7, 2020.

Vesting of the 2017 Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2016 and is based on return on average assets. The 2017 Financial Performance Stock Awards are subject to a payout trigger in that no award will vest for any given year if the Bank’s classified asset ratio at the end of that year exceeds 30%. The awards have an expiration date of February 15, 2020.

With respect to these Financial Performance Stock Awards, Mr. Taylor has an opportunity to earn 743 shares at the threshold level and 8,921 shares at the target level, Mr. Hobbs has an opportunity to earn 378 shares at the threshold level and 4,536 shares at the target level, Ms. Goss has an opportunity to earn 302 shares at the threshold level and 3,629 shares at the target level, Mr. Treece has an opportunity to earn 312 shares at the threshold level and 3,750 shares at the target level and Mr. Pizzichini has an opportunity to earn 134 shares at the threshold level and 1,612 shares at the target level.

The following table presents the 2017 performance metric, target and achievement levels for the Financial Performance Stock Awards granted in February 2017:

	Performance Targets		% of Granted Shares Earned
Metric	Threshold	Target	Threshold	Target
2017 Return on Average Assets	1.02%	1.13%	25%	100%

_________________________

(1)	The number of shares that vest will be determined by taking the sum of each year as determined below.
•	For each separate year, if target ROAA (as adjusted) is met, 100% of target shares times that respective year's vesting percentage will be subject to vesting on the vesting date.
•	For each separate year, if threshold ROAA (as adjusted) is met, 25% of target shares times that respective year's vesting percentage will be subject to vesting on the vesting date.
•

If performance is achieved between the threshold and target for a given year, the number of shares vesting for each year shall be determined (on a continuous scale) by interpolation and will vest on the vesting date.

(2)	ROAA for each year is determined by starting with ROAA as reported under Generally Accepted Accounting Principles, adjusted for:
•

Extraordinary events including: (i) gains/(losses) or other charges in connection with mergers and acquisitions along with any related income/(loss) from such merger or acquisition; (ii) gains/(losses) on the sale of branches or significant portions of the Company; (iii) losses or charges related to the early repayment of debt during the three-year period ended December 31, 2019, including net reduction in interest expense from such early payment; (iv) capital restructuring charges, including interest expense related to subordinated debt issued; and (v) changes in accounting rules or tax law.

•	The difference between budgeted and actual net income/(loss) derived from consumer mortgage lending under Regulation Z §1026.36(d), for any employee who is a loan originator under such Regulation.
(3)	Payout Trigger: for each year, no shares will vest for such year if the classified asset ratio at the end of such year exceeds 30%.

401(k) Plan.  The Company’s 401(k) plan allows participants to defer a portion of their base salaries, and the Company may provide a matching contribution to their deferrals. In 2017, the Company provided a matching contribution equal to 50% of each dollar contributed by a participant to the 401(k) plan, up to a maximum of 6% of the participant’s base salary, subject to IRS limitations. In other words, in 2017, the Company matched up to a maximum of 3% of a participant’s base salary, subject to IRS limitations.

Change in Control Protection.  Until Messrs. Taylor, Hobbs and Treece and Ms. Goss entered into their respective Employment Agreements in February 2018, the CIC Plan provided for severance compensation for each of them, and continues to provide for severance compensation for certain other officers of the Company in the event of the officer’s involuntary termination without “cause” or a voluntary termination by the officer for “good reason”

within two years following a change in control. The Employment Agreements entered into by these Named Executive Officers provide for severance compensation similar to that provided for in the CIC Plan. The purpose of the plan, and of the corresponding provisions in the Employment Agreements, is to assist in recruiting, to encourage retention and to minimize the uncertainty and distraction caused by a potential acquisition and to allow management to focus on performance by providing transition assistance if there is a change in control. In addition, the CIC Plan and the Employment Agreements are intended to align executive and stockholder interests by enabling management to consider corporate transactions that are in the best interests of the Company and its stockholders without undue concern over whether a transaction may jeopardize their own employment.

The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and should not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Plan and the change in control provisions in the Employment Agreements are “double-trigger”- i.e., they require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason” before an individual is entitled to any compensation. The double-trigger ensures that the Company will become obligated to make payments under the CIC plan or an Employment Agreement only if the executive is actually or constructively discharged as a result of the change in control. For more information on the CIC Plan and the Employment Agreements, see “Payments on Termination or Change of Control” below.

2018 Employment Agreements

In February of 2018 the Company entered into an Employment Agreement with Paul W. Taylor, Christopher G. Treece and Cathy P. Goss, and the Bank entered into an employment agreement with Michael B. Hobbs (collectively, the “Employment Agreements”). The Employment Agreements were intended to, among other things, provide the Company and the Bank with the security of having the officers’ service in place for the term of the Employment Agreement, and to provide the officers with the security of continued employment. In addition, as discussed below the Employment Agreements were intended to consolidate and replace certain obligations of the Company and the respective Named Executive Officers under the CIC Plan and the Noncompetition Agreements. As such, in connection with entering into the Employment Agreements Messrs. Taylor, Hobbs and Treece and Ms. Goss were removed as participants under the CIC Plan and their Noncompetition Agreements were terminated.

The term of Mr. Taylor’s agreement is for three years from the date of the agreement, and the term of the other officers’ agreements is for two years from the dates of the respective agreements, in each case unless sooner terminated. Under their respective Employment Agreements, Messrs. Taylor, Treece and Hobbs and Ms. Goss will be entitled to base salaries of $607,700, $319,300, $386,250 and $309,000, respectively, and each officer’s salary will be reviewed annually by the Board of Directors and may be increased or decreased from time to time in the Board of Directors’ sole discretion. Each officer will be eligible to participate in employee benefit plans and programs (other than any severance plans) as well as equity incentive programs, subject to such exceptions as the Board of Directors may reasonably determine in good faith from time to time.

In the event that an officer’s employment is terminated within two years following a Change in Control (as defined in the Employment Agreements) by the Company or the Bank, as applicable, without Cause (as defined in the Employment Agreements) or by the officer for Good Reason (as defined in the Employment Agreements), the Employment Agreements provide that the Company or the Bank, as applicable, will: (i) provide or pay, as the case may be, the officer: (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the officer is terminated; and (B) a designated multiple of the officer’s annual compensation (annual base salary plus the average annual bonus for the two most recent years); and (ii) provide the officer and his or her dependents with medical, dental and vision coverage through the date the officer ceases to be eligible for COBRA, unless the officer obtains other health coverage. The benefits that would be provided to a Named Executive Officer upon a Change in Control under his or her Employment Agreement are the same as the officer would have received under the CIC Plan. Because Messrs. Taylor, Hobbs and Treece and Ms. Goss were removed as participants under the CIC Plan, they will no longer be entitled to any benefits under that plan.

Except with respect to a termination in connection with a Change in Control, as described above, in the event that an officer’s employment is terminated by the Company or the Bank, as applicable, without Cause or by the officer for Good Reason, the Employment Agreements provide that the Company or the Bank, as applicable, will pay to the officer (A) his or her accrued base salary and benefits through termination, (B) his or her base salary for 18 months after the date of termination (for Messrs. Taylor and Hobbs) or 12 months after the date of termination (for Mr. Treece and Ms. Goss) and (C) a pro rata amount of the average of his or her two annual bonuses for the two fiscal years preceding the year in which the date of termination occurs.

In the event that an officer’s employment is terminated by the Company or the Bank, as applicable, with Cause or by the officer without Good Reason, the Employment Agreements provide that the Company will pay to the officer his or her accrued base salary and benefits through the date of termination.

To receive any of the severance benefits provided upon termination without Cause or resignation for Good Reason, the respective officer would be required to sign a release. The Employment Agreements also include restrictive covenants that restrict the respective officers after termination from competing against the Company or the Bank, soliciting the Company’s and the Bank’s customers and employees, disparaging the Company and the Bank and maintaining the confidentiality of the Company’s and the Bank’s information. These covenants apply regardless of whether an officer is terminated with or without Cause or resigns for or without Good Reason.

Section 162(m) Limitation on Deductibility

Under Internal Revenue Code (the “Code”) Section 162(m), the Company’s ability to deduct compensation to its executive officers is limited to the extent that total compensation paid to the Chief Executive Officer, the Chief Financial Officer or to any of the other three most highly compensated executive officers exceeds $1 million in any one tax year. Regulations under Section 162(m) previously provided that restricted stock and restricted stock awards (other than qualifying performance-based stock and performance-based stock awards) may not be exempt from “compensation” if an executive officer’s aggregate compensation would exceed the $1 million limit. Pursuant to the Tax Cuts and Jobs Act of 2017 passed in December of 2017, however, restricted stock and restricted stock awards granted in the future, including awards that would have formerly constituted qualifying performance-based compensation, will not be deductible by the Company to the extent that an executive officer’s aggregate compensation exceeds the $1 million limit. We expect that performance-based restricted stock awards granted by the Company prior to November 2, 2017 will continue to qualify as performance-based compensation exempt from “compensation” for purposes of Section 162(m), although the IRS is expected to issue additional guidance in this respect which could affect the deductibility of these awards. This change limits the CNG Committee’s ability to structure compensation programs so that the payments and awards made pursuant to those programs are tax deductible.

Summary Compensation Table

The following table sets forth certain summary information concerning compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company who were serving as named executive officers at the end of 2017, except for Mr. Pizzichini, who was not a named executive officer in 2015 and 2016 (collectively, the “Named Executive Officers”).

Summary Compensation Table for the Last Three Fiscal Years

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Paul W. Taylor	2017	588,750	—	442,500	442,500	28,400	1,502,150
President and Chief Executive Officer	2016	559,776	—	431,250	431,250	28,648	1,450,924
	2015	522,917	—	393,750	420,710	27,556	1,364,933

Michael B. Hobbs	2017	374,167	—	225,000	225,000	23,750	847,917
President, Guaranty Bank and	2016	362,917	—	219,000	219,000	23,702	824,619
Trust Company	2015	338,750	—	204,000	222,376	23,248	788,374

Cathy P. Goss	2017	299,167	—	180,000	180,000	23,505	682,672
Executive Vice President and	2016	288,750	—	174,000	174,000	23,598	660,348
Chief Credit Officer	2015	274,177	—	165,000	180,614	23,308	643,099

Christopher G. Treece	2017	309,167	—	186,000	186,000	23,750	704,917
Executive Vice President,	2016	297,083	—	180,000	180,000	23,958	681,041
Chief Financial Officer and Secretary	2015	263,750	—	159,000	173,460	23,211	619,367

Anthony L. Pizzichini	2017	248,750	—	80,000	125,000	8,363	462,113
Executive Vice President, Regional President, Guaranty Bank and Trust Company

_________________________

(1)

Represents the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on February 28, 2018. For performance-based awards, the grant date value is reported based upon the probable outcome of the performance conditions.

(2)

Reflects payments made under the Company’s Cash Incentive Plan (with respect to Mr. Pizzichini, under the Company’s Production Incentive Plan). Please refer to the “Annual Cash Incentive Compensation” subsection above for a discussion of the performance targets and other criteria regarding the cash incentive awards for 2017.

(3)	The following table sets forth the components of all other compensation reported above for the Named Executive Officers in 2017.

2017 All Other Compensation

Name	Perquisites / Personal Benefits ($) (a)	Company Contributions to 401(k) Plan ($)	Total ($)

Paul W. Taylor(1)	$21,650	$6,750	$28,400

Michael B. Hobbs(2)	$15,650	$8,100	$23,750

Cathy P. Goss(3)	$15,405	$8,100	$23,505

Christopher G. Treece(4)	$15,650	$8,100	$23,750

Anthony L. Pizzichini(5)	$900	$7,463	$8,363

_________________________

(1)	Amount reflected under “Perquisites / Personal Benefits” includes an $18,000 car allowance, $2,750 for parking and a $900 cellphone allowance.
(2)	Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,750 for parking and a $900 cellphone allowance.
(3)	Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,505 for parking and a $900 cellphone allowance.
(4)	Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,750 for parking and a $900 cellphone allowance.
(5)	Amount reflected under “Perquisites / Personal Benefits” includes a $900 cellphone allowance.

Grants of Plan-Based Awards

The following table provides information concerning non-equity awards for 2017 paid to our Named Executive Officers in February 2018 pursuant to the Cash Incentive Plan (other than the award paid to Mr. Pizzichini, which was paid pursuant to the Production Incentive Plan). The table also provides each grant of an equity award made to a Named Executive Officer in 2017 pursuant to the Stock Incentive Plan:

		Opportunity under annual non-equity incentive plan(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards:	Grant date fair value
Name	Grant date of stock awards	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of stock (#)(3)	of stock awards ($)(4)

Paul W. Taylor	—	—	295,000	442,500	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	8,921	221,241
	2/7/2017	—	—	—	743	8,921	8,921	—	221,241

Michael B. Hobbs	—	—	150,000	225,000	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	4,536	112,493
	2/7/2017	—	—	—	378	4,536	4,536	—	112,493

Cathy P. Goss	—	—	120,000	180,000	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	3,629	89,999
	2/7/2017	—	—	—	302	3,629	3,629	—	89,999

Christopher G. Treece	—	—	124,000	186,000	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	3,750	93,000
	2/7/2017	—	—	—	312	3,750	3,750	—	93,000

Anthony L. Pizzichini	—	—	106,000	125,000	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	1,613	40,002
	2/7/2017	—	—	—	134	1,612	1,612	—	39,978

____________________

(1)	Please refer to the “Annual Cash Incentive Compensation” subsection above for a discussion of the Cash Incentive Plan and the performance measures on which awards granted pursuant to it are based.
(2)

The “Estimated Future Payouts under Equity Incentive Plan Awards” columns represent the threshold, target and maximum number of shares of voting common stock to which the recipient could be entitled for satisfaction of the respective performance measures to which each award is subject. Please refer to the “Stock-Based Awards” subsection above for a discussion of the vesting, the applicability of dividends and other terms regarding these awards.

(3)

This column represents shares of restricted stock that vest in equal installments over three years. Please refer to the “Stock-Based Awards” subsection above for additional discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(4)	This column represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards

The following table contains information concerning the equity incentive plan awards for each Named Executive Officer as of December 31, 2017:

Outstanding Equity Awards at December 31, 2017

		Stock Awards
		Time-Based Equity Incentive Plan Awards:		Performance-Based Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Number of Unearned Shares (Unvested) (#)(3)	Market Value of Unearned Shares (Unvested) ($)(2)
Paul W. Taylor	3/28/2014	5,199	143,752	—	—
	3/28/2014	—	—	25,992	718,679
	2/3/2015	—	—	13,691	378,556
	2/2/2016	4,713	130,314	—	—
	2/2/2016	—	—	14,139	390,943
	2/7/2017	5,947	151,993	—	—
	2/7/2017	—	—	8,921	246,666

Michael B. Hobbs	3/28/2014	2,660	73,549	—	—
	3/28/2014	—	—	13,301	367,773
	2/3/2015	—	—	7,093	196,121
	2/2/2016	2,393	66,166	—	—
	2/2/2016	—	—	7,180	198,527
	2/7/2017	3,024	83,614	—	—
	2/7/2017	—	—	4,536	125,420

Cathy P. Goss	3/28/2014	2,070	57,236	—	—
	3/28/2014	—	—	10,349	286,150
	2/3/2015	—	—	5,737	158,628
	2/2/2016	1,901	52,563	—	—
	2/2/2016	—	—	5,705	157,743
	2/7/2017	2,419	66,885	—	—
	2/7/2017	—	—	3,629	100,342

Christopher G. Treece	3/28/2014	2,312	63,927	—	—
	3/28/2014	—	—	11,562	319,689
	2/3/2015	—	—	5,529	152,877
	2/2/2016	1,967	54,388	—	—
	2/2/2016	—	—	5,902	163,190
	2/7/2017	2,500	69,125	—	—
	2/7/2017	—	—	3,750	103,688

Anthony L. Pizzichini	2/4/2014	1,403	33,953	—	—
	3/28/2014	3,000	82,950	—	—
	3/28/2014	—	—	7,500	207,375
	2/3/2015	869	24,028	—	—
	2/3/2015	—	—	2,608	72,111
	2/2/2016	1,749	48,360	—	—
	2/2/2016	—	—	2,622	72,498
	2/7/2017	1,612	44,572	—	—
	2/7/2017	—	—	1,613	44,599

____________________

(1)	Please refer to the “Stock-Based Awards” subsection above for a discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.
(2)	Market value is determined using the December 29, 2017 closing price of the Company’s voting common stock of $27.65 per share.
(3)	Please refer to the “Stock-Based Awards” subsection above for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding these performance-based awards.

Stock Vested

The following table contains information concerning vesting of restricted stock during the fiscal year ended December 31, 2017 for each Named Executive Officer:

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Paul W. Taylor	31,515	822,862

Michael B. Hobbs	16,244	423,913

Cathy P. Goss	13,058	340,478

Christopher G. Treece	13,000	340,037

Anthony L. Pizzichini	7,568	185,564

Potential Payments on Termination or Change in Control

Change in Control Severance Plan.   The Company has a change in control severance plan, the CIC Plan, which is administered by the CNG Committee and in which each of Messrs. Taylor, Hobbs and Treece and Ms. Goss was a participant until they entered into their Employment Agreements in February 2018. In connection with their execution of their respective Employment Agreements Messrs. Taylor, Hobbs and Treece and Ms. Goss were removed as participants under the CIC Plan, but each Employment Agreement provides for rights in connection with a change in control similar to those provided under corresponding provisions in the CIC Plan, which remains in place for other participants under the plan.

The CIC Plan and the Employment Agreements each employ a “double trigger”, meaning payments are made only if the employee is involuntarily terminated “without cause” or voluntarily resigns for “good reason” within the two years following a change in control. Under those circumstances, the Company will: (i) provide or pay, as the case may be, the employee: (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the employee is terminated; and (B) a designated multiple of the employee’s annual compensation (annual base salary plus the average annual bonus for the two most recent years); and (ii) provide the employee and his or her dependents with medical, dental and vision coverage for the lesser of the number of years corresponding to the employee’s severance multiple or through the date the employee ceases to be eligible for COBRA (under the CIC Plan) or through the date the employee ceases to be eligible for COBRA (under the Employment Agreements), unless the employee obtains other health coverage. In consideration for the severance, an employee will generally be subject to a non-solicitation covenant following any termination of his or her employment. Under the Employment Agreements, Messrs. Taylor’s and Hobbs’s non-solicitation covenant would be for a period of 18 months following termination, while Mr. Treece’s and Ms. Goss’s non-solicitation covenant would be for a period of 12 months following termination. In addition, Mr. Taylor and Mr. Hobbs would be subject to a non-competition covenant for a period of 12 months following termination.

The CIC Plan and the Employment Agreements use a “best net method” with respect to any excise tax imposed under Code Section 4999. Pursuant to the best net method, if an employee is subject to any excise tax pursuant to Code Section 4999 by virtue of severance payments that the employee is to receive under the CIC Plan or an Employment Agreement, as applicable, the employee will only have his or her severance payments reduced if the reduction would leave the employee in a better after-tax position. If the employee would be in a better after-tax position by receiving the full amount of his or her severance payment, the full amount will be paid to the employee but the employee will be solely responsible for the payment of any excise tax. Under the CIC Plan and the Employment Agreements:

•

a “Change in Control” generally means: (i) a change in the majority control of the Company; (ii) a change in the majority (versus two-thirds under the Company’s Amended and Restated 2005 Stock Incentive Plan [the “2005 Plan”] and the Stock Incentive Plan) control of the Company’s Board of Directors; or (iii) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company’s stockholders do not hold at least 55% (versus 70% under the 2005 Plan and the Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (versus two-thirds under the 2005 Plan and the Stock Incentive Plan) of the board of directors of the resulting company.

Under the CIC Plan:

•

“Good Reason” generally means: (i) the employee is assigned duties inconsistent with his or her position and present responsibilities; (ii) the employee’s base salary is reduced or benefits are significantly reduced; or (iii) the employee is required to be based more than 30 miles from the location of his or her place of employment immediately before the Change in Control, except for normal business travel in connection with his or her duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination generally do not constitute “good reason”.

•

“Cause” generally refers to: (i) an employee’s intentional, continued failure to perform his or her duties for reasons other than physical or mental illness; (ii) an intentional illegal act or gross misconduct demonstrably injurious to the Company to more than a minimal extent; (iii) an intentional act of fraud, embezzlement or theft in connection with the business of the Company; (iv) a felony or a misdemeanor involving moral turpitude; or (v) an intentional breach of corporate fiduciary duty involving personal profit.

Under the Employment Agreements:

•

“Good Reason” generally means: (i) a material and sustained reduction in the employee’s authority, duties or responsibilities; (ii) the employee’s base salary is reduced; (iii) the employee is required to be based more than 35 miles from his or her principal place of employment; (iv) a material breach by the Company of the Employment Agreement; or (v) a material and adverse change in the employee’s titles or offices with the Company or the Bank, as applicable.

•

“Cause” generally refers to: (i) an employee’s willful failure or refusal to satisfactorily perform his or her duties or obligations in connection with his or her employment; (ii) an employee’s willful misconduct, gross negligence or breach of fiduciary duty, or material breach of the Employment Agreement or any Company or Bank policy, as applicable; (iii) a felony or any other criminal offense involving moral turpitude, fraud or dishonesty; (iv) an employee’s unlawful use or possession of illegal drugs on the Company’s or the Bank’s premises or while performing his or her duties and responsibilities under the Employment Agreement; or (v) an act of fraud, embezzlement or misappropriation against the Company or any of its subsidiaries or affiliates.

Mr. Pizzichini is a participant in the Employee Severance Pay Plan (described below) but is not a participant under the CIC Plan, nor is he a party to an employment agreement with the Company or the Bank.

Stock Awards Plan.  Under the 2005 Plan, any unvested equity awards fully vest on a change in control. No termination of employment is required. Awards granted under the Stock Incentive Plan do not automatically vest on a change in control, however, and instead would be accelerated only if the awardee’s employment with the Company is terminated by the Company without “cause” or by the awardee for “good reason” within the requisite timeframe, or if the awardee dies or becomes disabled. Awards granted under the 2005 Plan will continue to be governed by that plan’s terms and would not be subject to this “double-trigger” requirement. The differences between the definitions of “Change in Control” under the 2005 Plan and the Stock Incentive Plan and the definition under the CIC Plan are noted above.

Quantification of Potential Payments.  The following table sets forth the potential payments that would have been made to each Named Executive Officer upon a voluntary termination by the Named Executive Officer, an involuntary termination of the Named Executive Officer by the Company, a change in control of the Company, or a termination without “cause” of, or resignation for “good reason” by, the Named Executive Officer after a change in control. The amounts reflected in the table below are based on the assumptions that the Named Executive Officer was terminated on December 31, 2017 and that a change in control occurred as of December 31, 2017, as applicable.

Name	Target Annual Bonus ($)(1)	Severance ($)(1)	Continuation of Medical/ Welfare Benefits ($)(1)	Acceleration of Unvested Stock Awards ($)(2)	Acceleration of Unvested 401(k)	“Net Best” Adjustment ($)	Total ($)
Paul W. Taylor
Voluntary Termination	0	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	238,269	0	0	0	0	238,269
Change in control	0	0	0	1,240,987	0	0	1,240,987
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	295,000	3,047,940	31,533	2,173,345	0	0	5,579,351
Michael B. Hobbs
Voluntary Termination	0	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	115,385	0	0	0	0	0
Change in control	0	0	0	637,443	0	0	637,443
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	150,000	1,191,376	32,466	1,111,171	0	(327,571)	2,157,442
Cathy P. Goss
Voluntary Termination	0	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	92,308	0	0	0	0	92,307
Change in control	0	0	0	502,013	0	0	502,013
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	120,000	954,614	22,194	879,547	0	(157,073)	1,819,282
Christopher G. Treece
Voluntary Termination	0	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	95,385	0	0	0	0	0
Change in control	0	0	0	536,493	0	0	536,493
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	124,000	973,406	32,466	926,883	0	(187.913)	1,868,842
Anthony L. Pizzichini
Voluntary Termination	0	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	132,500	0	0	0	0	0
Change in control	0	0	0	386,464	0	0	386,464
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	0	132,500	0	596,493	0	0	728,993

_________________________

(1)

The amounts shown in the first four columns of the above table in the “Termination without ‘Cause’ or Resignation for ‘Good Reason’ after a Change in Control” row are based on the following assumptions and provisions of the CIC Plan:

•

Covered terminations.  The table assumes a termination of employment that is eligible for severance under the terms of the CIC Plan, based on the Named Executive Officer’s compensation and benefits at December 31, 2017. Eligible terminations include an involuntary termination for reasons other than “cause”, or a voluntary termination by the executive for “good reason” within two years following the change in control.

•

Target annual bonus.  Represents the target annual bonus for 2017. This payment would be a lump sum payment. If the Named Executive Officer were to be terminated at any other time during the year, the target annual bonus would be prorated through the date of termination.

•

Cash severance payment.  Represents the amount payable by multiplying the sum of the Named Executive Officer’s base salary and target annual bonus times the Named Executive Officer’s severance multiple.

•

Continuation of medical and welfare benefits.  Represents the present value of the CIC Plan’s guarantee for 18 months following a covered termination of continued coverage equivalent to the Company’s current active employee medical, dental and vision benefits. The following standard actuarial assumptions were used to calculate each individual’s medical and welfare benefits: assumed annual premiums of $21,022 for Mr. Taylor, $21,644 for Messrs. Hobbs and Treece and $14,796 for Ms. Goss.

•

Mr. Pizzichini is not covered by the CIC Plan and in the event of his Termination without “Cause” or Resignation for “Good Reason” following a change in control he would be entitled to accelerated vesting of restricted stock in addition to payment under the Employee Severance Pay Plan, outlined below.

(2)

Amounts represent unvested restricted stock. With respect to stock awards granted pursuant to the 2005 Plan, on a change in control, all equity awards under the plan would fully vest. No termination of employment is required to receive this benefit. With respect to performance-based stock awards granted pursuant to the Stock Incentive Plan, any outstanding performance-based stock awards awarded to the Named Executive Officer would be deemed earned at the greater of the target level or actual performance level through the change in control date (or if no target level is specified, the maximum level) with respect to all open performance cycles and would be subject to time-based vesting following the change in control in accordance with the original performance cycle. With respect to all stock awards granted pursuant to the Stock Incentive Plan, on a change in control, such awards would not fully vest. Such awards would fully vest if the Company terminated the Named Executive Officer’s employment without “cause” or the Named Executive Officer terminated his or her employment for “good reason” within 24 months following the change in control.

(3)

The values provided in the “Involuntary Termination before Change in Control” row assume that: (i) the Named Executive Officer met all relevant criteria under the Employee Severance Pay Plan; (ii) the termination occurred on December 31, 2017; and (iii) the executive received the 16-week minimum severance payment. The plan is not available to the executive to the extent he or she is covered by the CIC Plan.

(4)

Amounts listed do not account for any reduction of payments under the terms of the applicable employment agreements due to the imposition of excise taxes under Code Section 4999. See “Change in Control Severance Plan” above.

Employee Severance Pay Plan. This plan generally provides certain benefits to both salaried and hourly part-time and full-time employees, including Mr. Pizzichini (“eligible employees”), whose employment is involuntarily terminated because of permanent layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of the Company’s operations or the elimination of an eligible employee’s job resulting from a change in the Company’s business needs, operations or organization, whether as a result of a reorganization, acquisition or merger or otherwise. Benefits provided under the plan include a: (i) basic severance benefit in which eligible employees receive compensation equal to one pay period based on, for salaried employees, the employee’s weekly base salary or, for hourly employees, the employee’s hourly wage multiplied by the number of hours that employee is scheduled to work; and (ii) supplemental severance benefit, which is calculated net of the basic severance benefit. The supplemental severance benefit provides employees with less than one year of continuous service with four weeks of salary, and employees with one or more year of continuous service with four weeks of salary and one additional week of salary for each full year of service beginning with the first year (with a maximum of 26 weeks of salary). In addition, the plan provides eligible employees at the senior vice president level with a minimum severance payment of 12 weeks of salary and eligible employees at the executive vice president level with a minimum severance payment of 16 weeks of salary. This plan is not available to the Named Executive Officers or other executive officers to the extent that they are covered by the CIC Plan.

Generally Available Benefits.  The Company provides limited termination benefits on a non-discriminatory basis to both salaried and hourly employees generally. These payments and benefits include accrued salary and vacation pay and distributions of previously vested plan balances under the Company’s 401(k) plan. Under the Company’s 401(k) plan, upon a change in control, any unvested Company contributions would fully vest.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Taylor, our President and Chief Executive Officer (the “CEO”):

For 2017, our last completed fiscal year:

•	The annual total compensation of the employee identified at median of our company (other than the CEO), was $52,698; and

•	The annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $1,502,150

Based on this information, for 2017, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was estimated to be 28.5 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31 2017, our employee population consisted of 506 individuals.

To identify the median employee from our employee population, we collected actual base salary, bonus paid, and any overtime paid during the 12-month period ending December 31, 2017. In making this determination, we annualized the compensation of all newly hired permanent employees during this period.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The CNG Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation,

Nominating and Governance Committee

Of the Board of Directors

Albert C. Yates, Chairman

Stephen D. Joyce

Gail H. Klapper

Stephen G. McConahey

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to: (i) assist Board oversight of: (A) the integrity of the Company’s financial statements; (B) the Company’s legal, regulatory and compliance matters; (C) the independent auditors’ qualifications and independence; and (D) the performance of the independent auditors and the Company’s internal audit function; (ii) decide whether to appoint, retain or terminate, and be responsible for the compensation of, the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is independent and financially literate and that at least one member, Keith R. Finger, is qualified as an audit committee financial expert, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

The Audit Committee operates pursuant to a written charter that was last amended as of February 5, 2013. A copy of the Audit Committee charter may be obtained on the Company’s website at www.gbnk.com under the section entitled “Corporate Governance”. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2017 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

Based upon the review and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for 2017 be included in its Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Keith R. Finger, Chairman

Edward B. Cordes

Stephen D. Joyce

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions Policy

The Company’s Board of Directors adheres to an unwritten policy (the “Policy”) governing the approval of Related-Party Transactions. “Related-Party Transactions” include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits any Related-Party Transaction unless it is approved or ratified by the CNG Committee in accordance with the Policy. The Company’s Secretary, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Secretary determines that a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Any member of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the CNG Committee chair so requests, participate in the CNG Committee’s discussions of the transaction.

Certain Relationships and Related Party Transactions

Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans in certain cases, with the Bank in the ordinary course of business in 2017. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with persons not related to the Company. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. The Company expects the Bank to have similar banking transactions with such persons in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The Audit Committee has reappointed Crowe Horwath LLP (“Crowe Horwath”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for 2018. Crowe Horwath has audited the consolidated financial statements of the Company since 2007.

Fees and Services

The following is a description of fees paid or payable by the Company to Crowe Horwath relating to the audit of the Company’s 2017 and 2016 consolidated financial statements and the fees for other professional services billed to the Company for 2017 and 2016:

Audit Fees:  The following table sets forth the audit fees for 2017 and 2016:

Audit Services	2017	2016

Audit of consolidated financial statements	$485,000	$563,750

Review of quarterly financial statements	100,000	95,000

Review of registration statements and issuance of consents	25,000	133,310

Total audit fees	$610,000	$792,060

Audit-Related Fees:  There were no audit-related fees billed to the Company by Crowe Horwath during the years ended December 31, 2017 and December 31, 2016.  Audit fees for the audit of the consolidated financial statements in 2017 include the additional fees related to the Company’s acquisition of Castle Rock Bank Holding Company.  Audit fees for the audit of the consolidated financial statements in 2016 include the additional audit fees related to the Company’s acquisition of Home State Bancorp.

Tax Fees:  The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2017 totaled $81,150, which included fees for the preparation of the Company’s 2016 tax returns and other tax compliance matters, including tax matters related to the acquisition of Castle Rock Bank Holding Company. The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2016 totaled $113,225, which included fees for the preparation of the Company’s 2015 tax returns and other tax compliance matters, including tax matters related to the acquisition of Home State Bancorp.

All Other Fees:  There were no other fees billed to the Company by Crowe Horwath for the year ended December 31, 2017. Other fees billed to the Company by Crowe Horwath for the year ended December 31, 2016 totaled $9,800, which included fees related to the Company’s due diligence procedures prior to the acquisition of Home State Bancorp.

Pre-Approval Policies and Procedures:  The Audit Committee charter requires that the Audit Committee either pre-approve all audit, audit-related, tax and other services performed by the independent auditor or that it adopt appropriate procedures to pre-approve such services. In 2017 and 2016, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by its independent registered public accountant. In approving any non-audit services, the Audit Committee considers whether the provision of the services would be compatible with the maintenance of its independent registered public accountant’s independence. The Audit Committee has delegated to its Chair the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers as well as persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports furnished to the Company, and on written representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that all of its directors, executive officers and 10% stockholders filed on a timely basis reports required by Section 16(a) during 2017.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy card to vote on the Proposals set forth in the proxy card in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy card.

Stockholder Proposals and Director Nominations — 2019 Annual Meeting

Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company’s Secretary at the address indicated below no later than November 23, 2018 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules. Any stockholder proposal submitted for inclusion in the Company’s proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

With respect to any stockholder proposal to be submitted for the 2019 Annual Meeting of Stockholders, but not included in the Company’s proxy statement, the Company’s Bylaws require that the proposal must be delivered to the Company’s Secretary at the address indicated below no earlier than January 8, 2019 and no later than February 7, 2019 and must satisfy the requirements under Section 10 of Article I of the Company’s Bylaws.

Pursuant to Section 10 of Article I of the Company’s Bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by delivering a notice in writing to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of stockholders for the preceding year. Director nominations proposed by stockholders for the 2019 Annual Meeting of Stockholders must be delivered to the Company’s Secretary (at the address indicated below) no earlier than January 8, 2019 and no later than February 7, 2019. Pursuant to the Company’s Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•

The stockholder’s name, address and beneficial ownership of shares of the Company, and any direct or indirect short interest of such stockholder in any shares of the Company, including evidence of ownership of any such shares and entitlement to vote such shares for the election of directors at the annual meeting,

•	The name and age of the person(s) to be nominated,

•

The business address, residential address and principal occupation or employment of each nominee during the past five years, and the other information required by Items 401(a), (e) and (f) of Regulation S-K,

•	The nominee’s signed consent to serve as a director of the Company, if elected,

•	The number of shares of the Company’s stock beneficially owned by each nominee,

•	A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

•	Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of the Company’s Bylaws specifying the above requirements will be furnished to any stockholder upon written request to the Secretary at the following address:

Guaranty Bancorp
Attention:  Christopher G. Treece, Secretary
1331 Seventeenth Street, Suite 200
Denver, Colorado  80202

Discretionary Authority Conferred in Proxy Solicited by the Company — 2019 Annual Meeting

The proxy solicited by the Company for the 2019 Annual Meeting of Stockholders will confer discretionary authority on the Company’s proxies on: (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 7, 2019 and (ii) any proposal made in accordance with Company’s Bylaws, if the proxy statement relating to the 2019 Annual Meeting of Stockholders briefly describes the matter and how the Company’s proxies intend to vote on it and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing in care of the Company’s Secretary at the address set forth above. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Secretary of the Company reviews all such correspondence and forwards to the Board (or specific members of the Board, as appropriate) a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company’s internal auditor, the chair of the Audit Committee and other members of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or directed “hotline” available to employees for purposes of reporting alleged or suspected wrongdoing. The procedures for handling communications with the Board of Directors and for handling complaints may be obtained on the Company’s website at www.gbnk.com under the section entitled “Corporate Governance”.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the sections in this Proxy Statement entitled “Report of the Compensation, Nominating and Governance Committee” and “Report of the Audit Committee” shall not be deemed to be incorporated by reference into any such filing except to the extent the Company specifically incorporates such sections by reference therein.

GUARANTY BANCORP
ATTN: CHRISTOPHER TREECE
1331 17TH STREET, STE. 200
DENVER, COLORADO 80202

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Suzanne R. Brennan	☐	☐	☐
1B Edward B. Cordes	☐	☐	☐
1C John M. Eggemeyer	☐	☐	☐
1D Keith R. Finger	☐	☐	☐
1E Stephen D. Joyce	☐	☐	☐
1F Gail H. Klapper	☐	☐	☐
1G Stephen G. McConahey	☐	☐	☐
1H Paul W. Taylor	☐	☐	☐
1I W. Kirk Wycoff	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000360061_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com .

GUARANTY BANCORP
Proxy for Annual Meeting of Stockholders
May 8, 2018 8:00 AM Mountain Time
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and appoint(s) Paul W. Taylor and Christopher G. Treece, or either of them, as proxies, each with the power to act alone and with full power of substitution, and hereby authorize(s) them to represent and to vote all of the shares of common stock of Guaranty Bancorp (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2018, or any adjournment or postponement thereof (the "Meeting"), in the manner directed in this Proxy, and to vote in their discretion with respect to such other business or matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THIS PROXY PROMPTLY.

0000360061_2 R1.0.1.17

Continued and to be signed on reverse side